                         RECEIVABLES PURCHASE AGREEMENT

                                      among


                         FIDELITY LEASING SPC II, INC.,


                             FIDELITY LEASING, INC.,


                       MARKET STREET FUNDING CORPORATION,


                         PNC BANK, NATIONAL ASSOCIATION,

                                       and

                          HARRIS TRUST AND SAVINGS BANK


                                December 29, 1998
(conformed as amended on February 5, 1999 and March 8, 1999)






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                                TABLE OF CONTENTS

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                                    ARTICLE I
                                   DEFINITIONS
      Section 1.1     Certain Defined Terms.                                   1
      Section 1.2     Other Terms.                                            24
      Section 1.3     Computation of Time Periods.                            24
      Section 1.4     Other Definitional Provisions.                          24

                                   ARTICLE II
                             THE PURCHASE FACILITY
      Section 2.1     Purchases of Asset Interests.                           25
      Section 2.2     The Initial Purchase, Subsequent Purchases
                      and Incremental Purchases.                              25
      Section 2.3     Reduction of the Purchase Limit; Repurchase.            26
      Section 2.4     Determination of Yield.                                 26
      Section 2.5     [reserved].                                             26
      Section 2.6     Dividing or Combining Asset Interests.                  26
      Section 2.7     Non-Liquidation Settlement Procedures.                  27
      Section 2.8     [reserved].                                             28
      Section 2.9     Settlement Procedures Following a
                      Termination Event or an Unmatured Event.                28
      Section 2.10    Collections and Allocations.                            29
      Section 2.11    Payments, Computations, Etc.                            30
      Section 2.12    Optional Repurchase.                                    30
      Section 2.13    Fees.                                                   31
      Section 2.14    Increased Costs, Capital Adequacy; Illegality.          31
      Section 2.15    Taxes.                                                  33
      Section 2.16    Assignment of the Purchase Agreement.                   35
      Section 2.17    Substitution of Contracts.                              35

                                   ARTICLE III
                            CONDITIONS OF PURCHASES
      Section 3.1     Conditions Precedent to Initial Purchase.               36
      Section 3.2     Conditions Precedent to All Purchases and Remittances
                      of Collections.                                         36
      Section 3.3     Delivery of Contract Files.                             37


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                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
      Section 4.1     Representations and Warranties of the Seller.           37
      Section 4.2     Representations and Warranties of Seller
                      Relating to the Agreement and the Contracts.            41
      Section 4.3     Representations and Warranties of the Seller
                      Relating to the Purchase Limit and Capital Limit.       43

                                    ARTICLE V
                        GENERAL COVENANTS OF THE SELLER
      Section 5.1     General Covenants.                                      43
      Section 5.2     Covenants of Seller.                                    43
      Section 5.3     Release of Lien on Equipment.                           47
      Section 5.4     Hedging of Contracts.                                   48
      Section 5.5     Retransfer ofIneligible Contracts.                      49
      Section 5.6     Retransfer of Assets.                                   50
      Section 5.7     Year 2000 Compatibility.                                50

                                   ARTICLE VI
                   ADMINISTRATION AND SERVICING OF CONTRACTS
      Section 6.1     Appointment and Acceptance; Duties.                     50
      Section 6.2     Collection of Payments.                                 53
      Section 6.3     Servicer Advances.                                      55
      Section 6.4     Realization Upon Defaulted Contract.                    55
      Section 6.5     Maintenance of Insurance Policies.                      56
      Section 6.6     Representations and Warranties of Servicer.             56
      Section 6.7     Representations and Warranties of Backup
                      Servicer and Collateral Custodian.                      58
      Section 6.8     Covenants of Servicer.                                  59
      Section 6.9     Covenants of Backup Servicer and
                      Collateral Custodian.                                   60
      Section 6.10    Servicing Compensation.                                 61
      Section 6.11    Custodial Compensation.                                 61
      Section 6.12    Payment of Certain Expenses by Servicer.                61
      Section 6.13    Reports.                                                61
      Section 6.14    Annual Statement as to Compliance.                      62
      Section 6.15    Annual Independent Public Accountant's
                      Servicing Reports.                                      62
      Section 6.16    Adjustments.                                            63
      Section 6.17    Merger or Consolidation of the Servicer.                63
      Section 6.18    Limitation on Liability of the Servicer and
                      Others.                                                 63

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                                                                            Page
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      Section 6.19    Indemnification of the Seller, the Backup
                      Servicer, the Collateral Custodian, the
                      Administrator and the MSFC.                             64
      Section 6.20    The Servicer Not to Resign.                             66
      Section 6.21    Access to Certain Documentation and
                      Information Regarding the Contracts.                    66
      Section 6.22    Backup Servicer.                                        67
      Section 6.23    Identification of Records.                              69
      Section 6.24    Servicer Defaults.                                      69
      Section 6.25    Appointment of Successor Servicer.                      71
      Section 6.26    Notification.                                           72
      Section 6.27    Protection of Right, Title and Interest
                      to Assets.                                              72
      Section 6.28    Release of Contract Files.                              73

                                   ARTICLE VII
                               TERMINATION EVENTS
      Section 7.1     [reserved].                                             73
      Section 7.2     Termination Events.                                     73

                                  ARTICLE VIII
                                INDEMNIFICATION
      Section 8.1     Indemnities by the Seller.                              75

                                   ARTICLE IX
                               THE ADMINISTRATOR
      Section 9.1     Authorization and Action.                               78
      Section 9.2     Delegation of Duties.                                   78
      Section 9.3     Exculpatory Provisions.                                 78
      Section 9.4     Reliance.                                               79
      Section 9.5     Non-Reliance on Administrator.                          79
      Section 9.6     Administrator in its Individual Capacities.             79



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                                    ARTICLE X
                                   ASSIGNMENTS
      Section 10.1    Restrictions on Assignments                             80
      Section 10.2    Documentation                                           80
      Section 10.3    Rights of Assignee                                      80
      Section 10.4    Notice of Assignment                                    81

                                   ARTICLE XI
                                  MISCELLANEOUS
      Section 11.1    Amendments and Waivers                                  81
      Section 11.2    Notices, Etc.                                           81
      Section 11.3    [reserved].                                             81
      Section 11.4    No Waiver, Rights and Remedies.                         81
      Section 11.5    Binding Effect, Benefit of Agreement.                   82
      Section 11.6    Term of this Agreement.                                 82
      Section 11.7    Governing Law, Consent to Jurisdiction;
                      Waiver of Objection to Venue.                           82
      Section 11.8    Waiver of July Trial.                                   82
      Section 11.9    Costs, Expenses and Taxes.                              83
      Section 11.10   No Proceedings.                                         83
      Section 11.11   Recourse Against Certain Parties.                       84
      Section 11.12   Protection of Ownership Interests; Intent of
                      Parties; Security Interest.                             84
      Section 11.13   Confidentiality.                                        85
      Section 11.14   Execution in Counterparts, Severability,
                      Integration.                                            86


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                             SCHEDULES AND EXHIBITS


        Schedule I         Condition Precedent Documents
        Schedule II        Lockbox Banks and Lockbox Accounts
        Schedule III       Tradenames, Fictitious Names and "Doing
                           Business As" Names
        Schedule IV        Location of Contract Files
        Schedule V         List of Contracts


        Exhibit A          Form of Purchase Notice
        Exhibit B          Form of Lock-box Notice
        Exhibit C          "Limited Purpose" Provisions
        Exhibit D          Address for Notices
        Exhibit E          Form of Monthly Report
        Exhibit F          Form of Servicer's Certificate
        Exhibit G          Form of Purchase Certificate
        Exhibit H          Form of Hedge Agreement


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         THIS RECEIVABLES PURCHASE AGREEMENT (the "Agreement") is made as of
December 29, 1998, among:

         (1) FIDELITY LEASING SPC II, INC., a Delaware corporation, as seller (the "Seller");

         (2) FIDELITY LEASING, INC., a Pennsylvania corporation ("Fidelity"), as servicer (the "Servicer");

         (3) MARKET STREET FUNDING CORPORATION, a Delaware corporation (together with its successors and permitted assigns, "MSFC");

         (4) PNC BANK, NATIONAL ASSOCIATION ("PNC"), as administrator for and on behalf of MSFC (the "Administrator"); and

         (5) HARRIS TRUST AND SAVINGS BANK, as collateral custodian (the "Collateral Custodian") and backup servicer (the "Backup Servicer").

         IT IS AGREED as follows:

                                   I. ARTICLE

                                   DEFINITIONS

         Section 1.1 Certain Defined Terms.

         (a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1.

         (b) As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

ADCB: On any date of determination, the sum of the Discounted Contract Balance of each Eligible Contract (excluding all Defaulted Contracts, Casualty Loss Contracts, Early Termination Contracts and Contracts subject to a Warranty Event) included in the Asset Pool as of the date of such determination.

Addition Date: With respect to any Additional Contracts, the date on which such Additional Contracts become Pool Assets.

Additional Contracts: All Contracts that become Pool Assets after the Closing Date.

Additional Cut Off Date: Each date on and after which Collections on an Additional Contract are to be transferred to the Asset Pool.



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Additional Servicer Compensation: Any late fees, insufficient funds charges, inspection charges, collection fees, delinquency fees, repossession fees or UCC fees, extension fees, documentation fees, maintenance fees and insurance fees.

Adverse Claim: A lien, security interest, charge, encumbrance or other right or claim of any Person.

Affected Party: Each of MSFC, the Liquidity Banks, any permitted assignee of MSFC or Liquidity Bank, the Credit Banks, any assignee of any of the MSFC's obligations to any Credit Bank in respect of any Credit Advances, PNC, as holder of a participation interest, and any subsequent holder of such participation interest, in the rights and obligations of any Liquidity Bank and any Credit Bank under the Liquidity Agreement and the Credit Agreement and in respect of any Credit Advances, the Administrator, and any holding company of PNC.

Affiliate: With respect to a Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

Agent's Account: A special account (account number 1002422076) in the name of MSFC maintained at PNC.

Aggregate Unpaids: At any time, an amount, equal to the sum of all Yield (accrued and to accrue), all Capital and all other amounts owed (whether due or accrued or to accrue) under any Transaction Document, including, without limitation, all payments in respect of Hedge Breakage Costs, Breakage Costs, Increased Costs, Taxes and Indemnified Amounts.

Agreement: This Receivables Purchase Agreement, dated as of December 29, 1998, as amended, modified, supplemented or restated from time to time.

Alternate Reference Rate: On any date, a fluctuating rate of interest per annum equal to the higher of:

                  (a) the rate of interest most recently announced by PNC at its principal office in Pittsburgh, Pennsylvania as its reference rate (it being understood that at any one time there shall exist only one such reference rate so announced), which rate is not necessarily intended to be the lowest rate of interest determined by PNC in connection with extensions of credit; or





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                  (b) the Federal Funds Rate (as defined  below) most recently determined  by PNC plus 0.50% per annum.
                                       --- -----

Asset: All right, title and interest of the transferring party in, to and under any and all of the following:

(i) the Existing Contracts and Additional Contracts, and all monies due or to become due in payment of such Contracts on and after the related Cut Off Date, including, but not limited to, any Prepayment Amounts, Residual Proceeds, any payments in respect of a casualty or early termination, and any Recoveries received with respect thereto, but excluding any Scheduled Payments due prior to the related Cut Off Date and any Excluded Amounts;

(ii) the Equipment related to such Contracts including all proceeds from any sale or other disposition of such Equipment;

(iii) the Contract Files;

(iv) all payments made or to be made in the future with respect to such Contracts or the obligor thereunder and under any guarantee or similar credit enhancement with respect to such Contracts;

(v) all Insurance Proceeds with respect to each such Contract; and

(vi) all income and proceeds of the foregoing.

Asset Interest: At any time, an undivided variable percentage ownership interest in all Assets. The undivided percentage interest of an Asset Interest shall equal

                                    C + C x R
                                        -----
                                         AC
-------------------------------------------
                                       ADCB

         where:

                 C  = equals the Capital in respect of such Asset Interest.

                 AC = equals the aggregate Capital on such date.

                 R  = equals the Overcollateralization on such date.




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Asset Pool:  At any time, all then outstanding Assets.
Backup Servicer: Harris Trust and Savings Bank and its permitted successors and assigns.

Backup Servicer and Collateral Custodian Fee Letter: The letter dated as of the Closing Date, among Fidelity, the Administrator, the Backup Servicer and Collateral Custodian setting forth among other things the Backup Servicer Fee and the Collateral Custodial Fee.


Backup Servicing Fee:  As defined in Section 6.22(e).

Bank Rate: For any Settlement Period, an interest rate per annum equal to either
(a) the sum of (i) 1.00% per annum, and (ii) the Eurodollar Rate (Reserve Adjusted) for such Settlement Period; provided, however, that if (x) it shall become unlawful for Administrator, any Liquidity Bank or any Credit Bank to obtain funds in the London interbank eurodollar market in order to make, fund or maintain any Loan hereunder, or if such funds shall not be reasonably available to the Administrator or any Liquidity Bank, or (y) there shall not be time prior to the commencement of an applicable Settlement Period to determine a Eurodollar Rate in accordance with its terms or the "Bank Rate" shall apply other than at the first day of the Settlement Period, then the "Bank Rate" shall be equal to the weighted average of the Alternate Reference Rates in effect for each day during the remainder of such Settlement Period or (b) if requested by Seller, the weighted average of the Alternate Reference Rates in effect during such Settlement Period.

Bankruptcy Code: The Federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).


Benefit Plan: Any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Seller or any ERISA Affiliate of the Seller is, or at any time during the immediately preceding six years was, an "employer" as defined in
Section 3(5) of ERISA.

Blended Discount Rate: For any Determination Date, a rate per annum equal to the weighted average (calculated based on the applicable Outstanding Balances) of
(i) the Blended Discount Rate as of the immediately preceding Determination Date and (ii) the Sale Discount Rate for any Contract transferred to the Asset Pool on the most recent Purchase Date, if any, occurring on or after the immediately preceding Determination Date; provided, however, that the Blended Discount Rate for the first Determination Date following the Closing Date shall be the Sale Discount Rate applicable to the Original Contracts.

Breakage Costs: Any amount or amounts as shall compensate an Affected Party for any loss, cost or expense incurred by such Affected Party (as reasonably determined by such Affected Party) as a result of a prepayment by the Seller of Capital or Yield pursuant to the terms hereof.

Business Day: Any day of the year other than a Saturday or a Sunday on which (a) banks are not required or authorized to be closed in Illinois, New York or Pennsylvania and (b) if the term "Business Day" is used in connection with the Eurodollar Rate, dealings in United States dollar deposits are carried on in the London interbank market.

Capital: For each Asset Interest, the amount paid to the Seller for such Asset Interest at the time of its purchase by MSFC pursuant to this Agreement, reduced from time to time by Collections distributed on account of such Capital pursuant to Sections 2.7 or 2.9; provided, however, that such Capital shall not be reduced by any distribution or any portion of Collections if at any time such distribution is rescinded or must be returned for any reason.

Capital Limit: At any time, the product of (i) the difference of (a) the ADCB minus (b) the aggregate amount of Servicer Advances outstanding and (ii) the lesser of (a) 90% and (b) the difference of (I) 100% minus (II) the product of two and a half (2 1/2) multiplied by the Net Loss to Liquidation Ratio.

Casualty Loss: With respect to any item of Equipment, the loss, theft, damage beyond repair or governmental condemnation or seizure of such item of Equipment.

Casualty Loss Contract:  Any Contract that is subject to a Casualty Loss.

Change in Control: Fidelity shall fail to own, directly or indirectly, free and clear of all Adverse Claims, 100% of the shares of the outstanding voting stock of the Seller on a fully diluted basis.

Closing Date:  December 30, 1998.

Code:  The Internal Revenue Code of 1986, as amended.

Collateral Custodian: Harris Trust and Savings Bank and its permitted successors and assigns.

Collection Account:  As defined in Section 6.2(f).

Collection Date: The date following the Termination Date on which the aggregate outstanding Capital has been reduced to zero, MSFC has received all Yield and other amounts due thereto in connection with this Agreement, each Hedge Transaction has been terminated and each Hedge Counterparty has received all amounts owing to it under its respective Hedging Agreement, the Administrator has received all amounts due to it in connection with this Agreement and any other Aggregate Unpaids have been reduced to zero.

Collections: (a) All cash collections and other cash proceeds of any Asset, including, without limitation, Scheduled Payments, Prepayments, Insurance Proceeds, Residual Proceeds and Recoveries, all as related to amounts attributable to the Contracts in the Asset Pool or the related Equipment, but excluding any Excluded Amounts, (b) any other funds received by the Seller or the Servicer with respect to any Contract or related Equipment, and (c) all payments received pursuant to any Hedging Agreement or Hedge Transaction.

Commercial Paper Notes: Short-term promissory notes issued by MSFC with respect to financing its purchase of an Asset Interest hereunder or purchasing or funding other financial assets or loans.

Commercial Paper Rate: For any Settlement Period for the related Asset Interest, a rate per annum equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates) at which Commercial Paper Notes outstanding during such Settlement Period have been or may be sold by any placement agent or commercial paper dealer selected by the Administrator, plus
(ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes expressed as a percentage of the face amount thereof and converted to an interest-bearing equivalent rate per annum.


Commitment Fee:  As defined in Section 2.13(a).

Commitment Termination Date: December 29, 1999.

Contract: Any lease of Equipment by the Originator or by a third party, in each case as lessor, to an Obligor.

Contract Files: With respect to each Contract, the fully executed original counterpart (for UCC purposes) of the Contract, the original certificate of title or other title document with respect to the related Equipment (if applicable), and otherwise such documents, if any, that the Collateral Custodian holds, evidencing ownership of such Equipment (if applicable) and all other documents originally delivered to the Seller or held by the Collateral Custodian with respect to any Contract.

Contract List: The contract list provided by the Seller to the Administrator and the Collateral Custodian, in the form of Schedule V.

CP Disruption Event: The inability of MSFC at any time, whether as a result of a prohibition, a contractual restriction or any other event or circumstance whatsoever, to raise funds through the issuance of its commercial paper notes (whether or not constituting commercial paper notes issued to fund Purchases hereunder) in the United States commercial paper market.

Credit Advance: A drawing under a letter of credit issued pursuant to the Credit Agreement for the account of MSFC, a loan to MSFC under the Credit Agreement or any other advance or disbursement of funds to MSFC or for MSFC's account pursuant to the Credit Agreement or any such letter of credit, in each case to the extent such drawing, loan, advance or disbursement has not been repaid or reimbursed to the Credit Banks in accordance with the Credit Agreement.

Credit Agreement: Any program-wide agreement entered into by any Credit Bank providing for the issuance of one or more letters of credit for the account of MSFC, the issuance of one or more surety bonds for which MSFC is obligated to reimburse the applicable Credit Bank for any drawings hereunder, the sale by MSFC to any Credit Bank of receivables or other financial assets purchased by MSFC (or portions thereof) and/or the making of loans and/or other extensions of credit to MSFC in connection with its commercial paper program, together with any cash collateral agreement, letter of credit, surety bond or other agreement or instrument executed and delivered in connection therewith (but excluding the Liquidity Agreement, or similar agreement, or any voluntary advance agreement).

Credit and Collection Policy: The written credit and collection policies of the Originator and Servicer in effect on the date hereof, as amended or supplemented from time to time in accordance with Section 4.1(j).

Credit Bank: PNC and any other or additional bank or other Person (other than the Seller or other customer of MSFC or any liquidity provider as such) now or hereafter extending credit or a purchase commitment to or for the account of MSFC or issuing a letter of credit, surety bond or other instrument, in each case to support any obligations arising under or in connection with MSFC's commercial paper program.

Custodial Agreement: The Custodial Agreement dated as of the date hereof between the Seller, the Collateral Custodian and the Administrator, as amended, supplemented or otherwise modified from time to time.

Custodial Fee:  As defined in Section 6.11.

Cut Off Date: With respect to each Existing Contract, the date on and after which Collections on such Existing Contract are to be transferred to the Asset Pool, and with respect to each Additional Contract, the related Additional Cut Off Date.

Default Ratio: As of any Determination Date, the percentage equivalent of a fraction, the numerator of which is equal to twice the sum of the Discounted Contract Balance of Contracts that became Defaulted Contracts (net of Recoveries related thereto) during the immediately preceding six calendar months and the denominator of which is the average of the ADCB as of each of the current Determination Date and each of the immediately preceding five Determination Dates.

Defaulted Contract: (i) A Contract in the Asset Pool as to which the Servicer has determined or should have determined in accordance with its Credit and Collection Policy that such Contract is not collectible or is subject to repossession or (ii) a Contract in the Asset Pool as to which all or a portion of any one or more Scheduled Payments is more than 120 days past due in an aggregate amount equal to the higher of (A) ten dollars or more or (B) ten percent or more of any Scheduled Payment.

Delinquency Ratio: As of any Determination Date, the percentage equivalent of a fraction, the numerator of which is the average of the Discounted Contract Balance of Delinquent Contracts as of such Determination Date and each of the immediately preceding two Determination Dates and the denominator of which is the average of the ADCB as of such Determination Date and each of the immediately preceding two Determination Dates.

Delinquent Contract: A Contract in the Asset Pool as to which all or a portion of any one or more Scheduled Payments is 60 days or more past due.

Derivatives: Any exchange-traded or over-the-counter (i) forward, future, option, swap, cap, collar, floor, foreign exchange contract, any combination thereof, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depositary instrument, depositary price, depositary index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) any similar transaction, contract, instrument, undertaking or security or (iii) any transaction, contract, instrument, undertaking or security containing any of the foregoing.

Determination Date: The last day of each calendar month.

Discounted Contract Balance: With respect to any Contract, (i) as of the related Cut Off Date, the present value of all remaining Scheduled Payments becoming due under such Contract after the applicable Cut Off Date discounted monthly at the Sale Discount Rate and (ii) as of any other date of determination, the present value of all remaining

Scheduled Payments becoming due under such Contract after such Determination Date discounted monthly at the applicable Blended Discount Rate.

         The "Discounted Contract Balance" for each Contract shall be calculated assuming:

                  (a) all payments due in any Monthly Period as due on the last day of the Monthly Period;

                  (b) payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

                  (c) all security deposits and drawings under letters of credit, if any, issued in support of a Contract are applied to reduce Scheduled Payments in inverse order of the due date thereof.

Early Termination Contracts: Any Contract that the Servicer has allowed the related Obligor to terminate prior to the date on which the final Scheduled Payment is due thereunder.

Eligible Contract: On any Determination Date, each Contract with respect to which each of the following is true:

         (a) the information with respect to the Contract and the Equipment subject to the Contract is true and correct in all material respects;

         (b) immediately prior to the transfer hereunder of the Contract and any related Equipment (or security interest therein), the Contract was owned by the Seller free and clear of any Adverse Claim;

         (c) no Scheduled Payment related to the Contract is (i) more than 60 days delinquent, (ii) a payment as to which the Servicer has failed to make a Servicer Advance, (iii) a payment as to which the related Equipment has been repossessed or (iv) a payment as to which the related Equipment has been charged-off in accordance with the credit and collection policies of the Servicer;

         (d) the Contract is not a Defaulted Contract;

         (e) no provision of the Contract has been waived, altered or modified in any respect except as allowed under the Credit and Collection Policy and such Contract satisfies all applicable requirements of the Credit and Collection Policy;

         (f) the Contract is a valid and binding payment obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by applicable Insolvency Laws and the availability of equitable remedies);

         (g) the Contract was originated by the Originator in the ordinary course of business and is not and will not be subject to rights of rescission, setoff, counterclaim or defense and no such rights have been asserted or threatened with respect to the Contract;

         (h) the Contract does not violate the laws of the United States or any state in any manner which would create liability for the Administrator or MSFC or which would materially and adversely affect the enforceability or collectibility of such Contract;

         (i) (i) the Contract and any related Equipment have not been sold, transferred, assigned or pledged by the Seller to any other Person and, with respect to a Contract that is a "true lease," any Equipment related to such true lease is owned by the Seller free and clear of any Liens of any third parties (except for any Permitted Liens) and (ii) such Contract is secured by a fully perfected Lien of the first priority on the related Equipment but only to the extent that the Contract has (i) a $1.00 purchase option exercisable at the expiration of its term and the Equipment has a residual value in excess of $10,000.00 at such time; (ii) a fixed price purchase option exercisable at the expiration of its term and the Equipment has a residual value in excess of $10,000.00 at such time; or (iii) a fair market value purchase price option exercisable at the expiration of its term and the residual value of the Equipment exceeds $50,000.00 at such time;

         (j) the Contract constitutes chattel paper, an account, an instrument or a general intangible as defined under the UCC and if the Contract constitutes "chattel paper" for purposes of the UCC, there is not more than one "secured party's original" counterpart of the Contract;

         (k) all filings necessary to evidence the conveyance or transfer to the Administrator of the Contract and all right, title and interest in the related Equipment have been made in all appropriate Jurisdictions;

         (l) the Obligor is not a Governmental Authority, an Affiliate of any party hereto or the subject of bankruptcy or other insolvency proceedings; provided, however, that up to 1% (by ADCB) may have an Obligor that is a municipality, school district or similar governmental organization;

         (m) the Obligor's billing address is in the United States and the Contract is a U.S. dollar-denominated obligation;

         (n) the Contract does not require the prior written consent of an Obligor or contain any other restriction on the transfer or assignment of the Contract (other than a consent or waiver of such restriction that has been obtained prior to the Closing Date, with respect to an Existing Contract, or the Addition Date, with respect to an Additional Contract);

         (o) the obligations of the related Obligor under the Contract are irrevocable, unconditional and non-cancelable (without the right to set off for any reason and net of any maintenance or cost per copy charges);

         (p) the Contract has a remaining term to maturity of not greater than 60 months, provided, however, that up to 10% (by ADCB) may have a remaining term to maturity of greater than 60 but not greater than 96 months, and provided, further, that, without duplication, no more than 5% (by ADCB) may have a remaining term to maturity of greater than 85 months and not greater than 96 months;

         (q) no adverse selection procedure was used in selecting the Contract for the Asset Pool;

         (r) the Obligor under the Contract is required to maintain casualty insurance or to self-insure with respect to the related Equipment in accordance with the Servicer's normal requirements;

         (s) the Contract is not a "consumer lease" as defined in Section 2A-103(l)(e) of the UCC;

         (t) the Contract is not subject to any guarantee by the Servicer nor has the Seller or the Originator established any specific credit reserve with respect to the related Obligor;

         (u) the Contract provides that (i) the Originator, the Seller or the Servicer may accelerate all remaining Scheduled Payments if the Obligor is in default under any of its obligations under such Contract and (ii) the Obligor thereof may not elect to utilize its security deposit to offset any remaining Scheduled Payment;

         (v) the Obligor under the Contract is required to maintain the Equipment in good working order and bear all costs of operating the Equipment (including the payment of Taxes);

         (w) no provision of such Contract provides for a Prepayment Amount less than the amount calculated in accordance with the definition of Prepayment Amount;

         (x) the Contract has not been terminated as a result of a Casualty Loss to the related Equipment or for any other reason;

         (y) the Discounted Contract Balance of such Contract, when aggregated with the Discounted Contract Balance of each other Contract having the same Obligor, does not exceed the Portfolio Concentration Criteria;

         (z) the Discounted Contract Balance of such Contract does not include the amount of any security deposit held by the Servicer or the Seller;

         (aa) such Contract provides that in the event of a Casualty Loss, the Obligor is required to pay an amount not less than the present value of all remaining Scheduled Payments discounted at the applicable Sale Discount Rate plus any past due amounts as of the date of determination;

         (bb) the Obligor thereunder has represented to the Originator that such Obligor has accepted the related Equipment and has had a reasonable opportunity to inspect and test such Equipment and the Originator has not been notified of any defects therein; and

         (cc) all payments in respect of a Contract will be made free and clear of, and without deduction or withholding for or on account of, any Taxes, unless such withholding or deduction is required by law.

Equipment: The tangible assets financed or leased by an Obligor pursuant to a Contract and/or, unless the context otherwise requires, a security interest in such assets, such tangible assets to consist of small ticket equipment, including without limitation small manufacturing, automotive repair, printing, information and document processing and storage, telecommunications and office equipment.

ERISA: The U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

ERISA Affiliate: (a) Any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Seller; (b) A trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Seller or
(c) A member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Seller, any corporation described in clause (a) above or any trade or business described in clause (b) above.

Eurocurrency Liabilities: As defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

Eurodollar Disruption Event: The occurrence of any of the following: (a) a determination by a Liquidity Bank that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to make, fund or maintain any Purchase, (b) the failure of the Administrator to obtain timely information for purposes of determining the Eurodollar Rate, (c) a determination by a Liquidity Bank that the rate at which deposits of United States dollars are being offered to such Liquidity Bank in the London interbank market does not accurately reflect the cost to such Liquidity Bank of making, funding or maintaining any Purchase or
(d) the inability of a Liquidity Bank to obtain United States dollars in the London interbank market to make, fund or maintain any Purchase.

Eurodollar Rate: For any Settlement Period, the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrator in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank market offered rates for U.S. dollars quoted by the BBA as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or its successor ceases to provide display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Settlement Period for an amount comparable to the Capital to be funded at the Bank Rate and based upon the Eurodollar Rate during such Settlement Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:


                         Average of London interbank offered rates quoted by BBA as shown on Dow Jones Markets Service display page 3750 or appropriate successor
 Eurodollar Rate =__________


                                 1.00 - Euro-Rate Reserve Percentage


where "Euro-Rate Reserve Percentage" means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding liabilities (currently referred to as "Eurocurrency Liabilities"). The Eurodollar Rate shall be adjusted with respect to any Capital funded at the Bank Rate and based upon the Eurodollar Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrator shall give prompt notice to the Seller of the Eurodollar Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).

Excluded Amounts: (a) Any collections on deposit in the Collection Account or otherwise received by the Servicer on or with respect to the Asset Pool or related

Equipment, which collections are attributable to any Taxes, fees or other charges imposed by any Governmental Authority, (b) any collections representing reimbursements of insurance premiums or payments for services that were not financed by the Originator, and (c) any collections with respect to Contracts retransferred or substituted for with respect to a Warranty Event, or otherwise replaced by a Substitute Contract.

Existing Contracts: The Contracts purchased by the Seller under the Purchase Agreement and owned by the Seller on the Closing Date.

Facility Financing Statement: As defined in Schedule I.

Federal Funds Rate: For any period, a fluctuating interest rate per annum equal (for each day during such period) to

                  (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (ii) if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by PNC from three federal funds brokers of recognized standing selected by it.

Fee Letter: The letter agreement, the Closing Date, among the Seller, the Servicer and the Administrator, setting forth, among other things, the Commitment Fee, the Program Fee and the Structuring Fee.

GAAP: Generally accepted accounting principles as in effect from time to time the United States.

Governmental Authority: With respect to any Person, any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

H.15: Federal Reserve Statistical Release H.15.

Hedge Agreement: Each agreement between the Seller and a Hedge Counterparty which governs one or more Hedge Transactions entered into pursuant to Section 5.4(a), which agreement shall consist of a "Master Agreement" in a form published by the International Swaps and Derivatives Association, Inc., together with a "Schedule" thereto substantially in the form of Exhibit H or such other form as the Administrator shall approve in writing, and each "Confirmation" thereunder confirming the specific terms of each such Hedge Transaction.

Hedge Breakage Costs: For any Hedge Transaction, any amount payable under the Hedge Agreement by the Seller for the early termination of that Hedge Transaction or any portion thereof.

Hedge Counterparty: Any entity which (a) on the date of entering into any Hedge Transaction (i) is an interest rate swap dealer that has been approved in writing by the Administrator (which approval shall not be unreasonably withheld) and (ii) has a long-term unsecured debt rating of not less than "A-" by S&P and not less than "A3" by Moody's ("Long-term Rating Requirement") and a short-term unsecured debt rating of not less than "A-l" by S&P and not less than "P-1" by Moody's ("Short-term Rating Requirement") and (b) in a Hedging Agreement (i) consents to the assignment of the Seller's rights under the Hedging Agreement to the Administrator pursuant to Section 5.4(b) and (ii) agrees that in the event that Moody's or S&P reduces its long-term unsecured debt rating below the Long-term Rating Requirement or reduces its short-term unsecured debt rating below the Short-term Rating Requirement, it shall transfer its rights and obligations under each Hedging Transaction to another entity that meets the requirements of clause (a) and (b) hereof and has entered into a Hedging Agreement with the Seller on or prior to the date of such transfer.

Hedge Notional Amount: For any Purchase, the aggregate notional amount in effect on any day under all Hedge Transactions entered into pursuant to Section 5.4(a) for that Purchase.

Hedge Rate: For any Contract to which a Purchase relates, the "Fixed Rate" of the Hedge Transaction to be used in computing the Sale Discount Rate of that Contract.

Hedge Transaction: Each interest rate swap transaction between the Borrower and a Hedge Counterparty which is entered into pursuant to Section 5.4(a) and is governed by a Hedging Agreement.

Increased Costs: Any amounts required to be paid by the Seller to an Affected Party pursuant to Section 2.14.

Incremental Purchase: Any Purchase that increases the aggregate outstanding Capital hereunder.

Indebtedness: With respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (e) all indebtedness, obligations or liabilities of that Person in respect of Derivatives.

Indemnified Amounts: As defined in Section 6.19.

Indemnified Persons: As defined in Section 6.19.

Ineligible Contract: As defined in Section 5.5.

Insolvency Event: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its Property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

Insolvency Laws: The Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

Instrument: Any "instrument" (as defined in Article 9 of the UCC), other than an instrument which constitutes part of chattel paper.

Insurance Policy: With respect to any Contract, an insurance policy covering physical damage to or loss of the related Equipment.

Insurance Proceeds: Depending on the context, any amounts payable or any payments made, to the Servicer under any Insurance Policy.

Interest Collections: With respect to Settlement Period, the aggregate amount of Scheduled Payments received during such Settlement Period multiplied in each case by the applicable Hedge Rate.

Investment: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Assets pursuant to the Purchase Agreement and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business.

Lien: With respect to any Asset, (a) any mortgage, lien, pledge, charge security interest or encumbrance of any kind in respect of such Asset or (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such Asset.

Liquidation Expenses: With respect to any Contract, the aggregate amount of all out-of-pocket expenses reasonably incurred by the Servicer (including amounts paid to any subservicer) and any reasonably allocated costs of internal counsel, in each case in accordance with the Servicer's customary procedures in connection with the repossession, refurbishing and disposition of any related Equipment upon or after the expiration or earlier termination of such Contract and other out-of-pocket costs related to the liquidation of any such Equipment, including the attempted collection of any amount owing pursuant to such Contract if it is a Defaulted Contract.

Liquidity Agreement: (a) The Liquidity Asset Purchase Agreement, dated as of December 29, 1998, among MSFC, as borrower, PNC Bank, National Association, as liquidity agent for the Liquidity Bank, and, PNC, as administrator for MSFC and the Liquidity Banks, and (b) any other agreement hereafter entered into by MSFC providing for the sale by MSFC of Asset Interests (or portions thereof), or the making of Asset Interests or other extensions of credit to MSFC secured by security interests in specified Asset Interests (or portions thereof), to support all or part of MSFC's payment obligations under the Commercial Paper Notes or to provide an alternate means of funding MSFC's investments in accounts receivable or other financial assets, and under which the amount available from such sale or such extension of credit is limited to an amount calculated by reference to the value or eligible unpaid balance of such accounts receivable or other financial assets or any portion thereof, in each case as amended, supplemented or otherwise modified from time to time.

Liquidity Bank: PNC Bank, National Association and the various financial institutions as are, or may become, parties to the Liquidity Agreement, as purchasers thereunder, and any other or additional bank or other financial institution hereafter purchasing Asset Interests (or portions thereof), extending credit to or for the account of MSFC or having a commitment to do either of the foregoing under the Liquidity Agreement.

Lock-Box: A post office box to which Collections are remitted for retrieval by a Lock-Box Bank and deposited by such Lock-Box Bank into a Lock-Box Account.

Lock-Box Account: An account maintained for the purpose of receiving Collections at a bank or other financial institution which has executed a Lock-Box Notice for the purpose of receiving Collections.

Lock-Box Bank: Any of the banks or other financial institutions holding one or more Lock-Box Accounts.

Lock-Box Notice: A notice, in substantially the form of Exhibit B, among the Seller, the Originator (if applicable) and a Lock-Box Bank.

Monthly Period: As to any Determination Date, the calendar month ended on such Determination Date.

Monthly Report: As defined in Section 6.13(a).

Moody's: Moody's Investors Service, Inc., and any successor thereto.

Multiemployer Plan: A "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Seller or any ERISA Affiliate on behalf of its employees.

Net Loss to Liquidation Ratio: At any time, the product of the Default Ratio and the weighted average life (in years, rounded upwards to the nearest tenth of a year) of the Asset Pool.

Notice of Sale: A notice, substantially in the form of Exhibit A, delivered pursuant to Section 2.2.

Obligor: A Person obligated to make payments pursuant to a Contract including any guarantor thereof.

Officer's Certificate: A certificate signed by any officer of the Seller or the Servicer and delivered to the Collateral Custodian, as the case may be.

Opinion of Counsel: A written opinion of counsel, who may be counsel for Seller or the Servicer and who shall be reasonably acceptable to the Administrator.

Original Contract: Each Contract identified by account number and Outstanding Balance as of the related Cut Off Date in the Contract List.

Originator: Fidelity Leasing, Inc. or any wholly owned subsidiary thereof.

Originator Assets: Any Asset that was transferred to the Seller by the Originator.

Outstanding Balance: Of any Asset at any time, the then outstanding principal balance thereof.

Overcollateralization: On any day, the difference between the (i) the ADCB on such day and (ii) the aggregate Capital on such day.

Performance Guaranty: The Peformance Guaranty, dated as of February 1, 1999, made by Fidelity Leasing, Inc. in favor of the Administrator for the benefit of MSFC, as amended, modified, supplemented or restated from time to time.

Permitted Investments: Any one or more of the following types of investments:

         (a) marketable obligations of the United States of America, the full and timely payment of which are backed by the full faith and credit of the United States of America and which have a maturity of not more than 270 days from the date of acquisition;

         (b) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States of America and which have a maturity of not more than 270 days from the date of acquisition;

         (c) bankers' acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which are rated A-1 by S&P and P-1 by Moody's;

         (d) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank of the type described in clause (c) above;

         (e)      commercial paper rated at least A-1 by S&P and P-1 by Moody's;

         (f) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least A-1 by S&P and P-1 by Moody's; and

         (g) money market funds rated not lower than the highest rating category from Moody's and "AAAm or "AAAm-g" from S&P.

Permitted Liens:  (a) shall mean with respect to Contracts in the Asset Pool:

                  (i) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (ii) Liens in favor of the Seller created pursuant to a Purchase Agreement and transferred to the Asset Pool hereunder and (iii) Liens in favor of the Administrator created pursuant to this Agreement; and

                  (b) with respect to the related Equipment:

                  (i) materialmen's, warehousemen's and mechanics' liens and other Liens arising by operation of law in the ordinary course of business for sums not due, (ii) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable,
         (iii) Liens in favor of the Seller created pursuant to a Purchase Agreement and transferred to the Asset Pool hereunder and (iv) Liens in favor of the Administrator created pursuant to this Agreement.

Person: An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

PNC: PNC Bank, National Association, in its individual capacity, and its successors or assigns.

Pool Assets: On any day any Asset in the Asset Pool.

Portfolio Concentration Criteria: The following concentration limitations at all times measured on the basis of percentage of ADCB:

         (a) the sum of the Discounted Contract Balances of Contracts relating to any one individual Obligor is limited to 2.0%;

         (b) the sum of the Discounted Contract Balance of the 6 Obligors with the largest aggregate Discounted Contract Balances is limited to 10% of the ADCB;

         (c) the sum of the Discounted Contract Balances of Obligors located in the State of California is limited to 25% of the ADCB;

         (d) the sum of the Discounted Contract Balances of Obligors located in the State of Texas is limited to 20% of the ADCB;

         (e) the sum of the Discounted Contract Balances of Obligors located in the States of New York and Florida is limited to 15% of the ADCB;

         (f) the sum of the Discounted Contract Balances of Obligors located in any other one State (other than Texas, New York, Florida and California) is limited to 10% of the ADCB; and

         (g) the sum of the Discounted Contract Balances of which the payment terms are non-monthly is limited to 10% of the ADCB.

Prepaid Contract: Any Contract that has terminated or been prepaid in full prior to its scheduled expiration date (including because of a Casualty Loss), other than a Defaulted Contract.

Prepayment Amount:  As specified in Section 6.2(b).
Prepayments: Any and all (i) partial and full prepayments on a Contract (including, with respect to any Contract and any Monthly Period, any Scheduled Payment or portion thereof which is due in a subsequent Monthly Period which the Servicer has received, and expressly permitted the related Obligor to make, in advance of its scheduled due date, and which will be applied to such Scheduled Payment on such due date), (ii) cash proceeds or rents realized from the sale, lease, re-lease or re-financing of Equipment under a Prepaid Contract, net of Liquidation Expenses and (iii) Recoveries.

Program Fee:  As defined in Section 2.13(b).

Program Fee Rate:  The rate per annum set forth in the Fee Letter.

Purchase: A purchase by MSFC of an undivided interest in the Assets from the Seller pursuant to Article II, including without limitation, the remittance by the Servicer to the Seller of Collections of Pool Assets pursuant to Section 2.7(b).

Purchase Agreement: The Purchase and Sale Agreement dated as of the date hereof, between the Originator and the Seller, as amended, modified, supplemented or restated from time to time.

Purchase Certificate: Each certificate, in the form of Exhibit G, delivered on the date of the initial Purchase and on the date of each Incremental Purchase.

Purchase Date: The Closing Date, and as to any Incremental Purchase, any Business Day that is two (2) Business Days immediately following the receipt by the Administrator of a written request by the Seller to sell an Asset Interest, such notice to be in the form of Exhibit A and to conform to requirements of
Section 3.2.

Purchase Limit: At any time, $100,000,000; provided, however, that on or after the Termination Date, the "Purchase Limit" shall not exceed the aggregate outstanding Capital.

Qualified Institution:  As defined in Section 6.2.

Rating Agency: Each of Standard & Poor's, Moody's and any other rating agency that has been requested to issue a rating with respect to the commercial paper notes issued by MSFC.

Records: All Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Assets and the related Obligors which the Seller has itself generated, in which the Seller has acquired an interest pursuant to the Purchase Agreement or in which the Seller has otherwise obtained all interest.

Recoveries: With respect to a Defaulted Contract, proceeds from the sale, lease, re-lease or refinancing of the Equipment, proceeds of any related Insurance Policy and any other recoveries with respect to such Defaulted Contract and the related Equipment and related property, and other amounts representing late fees and penalties net of Liquidation Expenses and amounts, if any, so received that are required to be refunded to the Obligor on such Contract.

Reinvestment Termination Date: The Business Day that the Seller designates as the Reinvestment Termination Date by notice to the Administrator at least ten Business Days prior to such Business Day or, if any of the conditions precedent in Section 3.2 are not satisfied, the Business Day that the Administrator designates as the Reinvestment Termination Date by notice to the Seller at least one Business Day prior to such Business Day.

Replaced Contract:  As defined in Section 2.17(a).

Reporting Date: The 16th day of the month or the first Business Day thereafter.

Required Reports: Collectively, the Monthly Report, the Servicer's Certificate and the quarterly financial statement of the Servicer required to be delivered to the Administrator pursuant to Section 6.13(c).

Requirements of Law: For any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or order or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

Residual Proceeds: With respect to any Contract or any item of Equipment, the net proceeds for the sale, re-lease or other disposition of the Equipment upon the expiration, or early termination, of the term of such Contract.

Responsible Officer: As to any Person (other than the Collateral Custodian and Backup Servicer), any officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and with respect to the Collateral Custodian and Backup Servicer it shall mean any officer within the office at the address set forth under its name on the signature pages hereof or in Exhibit D including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the Collateral Custodian and Backup Servicer customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

Retransfer Date: As defined in Section 5.6.

S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

Sale Discount Rate: For any Contract to be transferred to the Asset Pool by the Seller, a rate per annum, calculated on the Business Day immediately preceding such transfer, equal to the sum of (i) the Hedge Rate for that Contract, (ii) the Program Fee Rate, (iii) .15% and (iv) the Servicing Fee Rate.

Scheduled Payments: On any Determination Date with respect to any Contract, (a) each monthly, quarterly, annual or seasonal rent or financing (whether principal or principal and interest) payment scheduled to be made by the Obligor thereof after such Determination Date under the terms of such Contract, reduced by a number of such scheduled payments equal to a number (rounding upwards to the next highest integer if such number is not an integer) obtained by dividing (i) the dollar amount of any security deposit related to such Contract by (ii) the amount of a single scheduled payment under such Contract, (b) any payment due from the Obligor of such Contract at the expiration or other termination of such Contract and (c) any payments in connection with a Warranty Event.

Seller: Fidelity Leasing SPC II, Inc., or any permitted successor thereto.

Servicer: Fidelity Leasing, Inc. and its permitted successors and assigns.

Servicer Advance: An advance of Scheduled Payments made by the Servicer pursuant to Section 6.3.

Servicer Default: As specified in Section 6.24.

Servicer's Certificate: As defined in Section 6.13(b).

Servicing Fee: As specified in Section 2.13(c).

Servicing Fee Rate: 0.50%.

Settlement Date: The 20th day of each month (beginning in the month immediately following the month in which the initial Purchase is made hereunder) or, if such day is not a Business Day, the Business Day immediately thereafter.

Settlement Period: With respect to any Asset Interest:

                  (a) the period from and including the date of the initial funding of such Asset Interest to but excluding the next subsequent Settlement Date in which such funding occurred; and

                  (b) thereafter, each period from and including the last day of the immediately preceding Settlement Period for such Asset Interest to but excluding the next subsequent Settlement Date;

provided, however, that if any Settlement Period for any Asset Interest that commences before the Termination Date would otherwise end on a date occurring after such Termination Date, such Settlement Period shall end on such Termination Date and the duration of each such Settlement Period that commences on or after the Termination Date, if any, shall be of such duration as shall be selected by the Administrator.

Solvent: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code; (b) the present fair salable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital.

Structuring Fee: The structuring fee agreed to between the Seller and the Administrator in the Fee Letter.

Substitute Contract: On any day, an Eligible Contract which meets each of the conditions for substitution set forth in Schedule IV hereto.

Successor Servicer: As defined in Section 6.25(a).

Tangible Net Worth: With respect to any Person, the net worth of such Person calculated in accordance with generally accepted accounting principals after subtracting therefrom the aggregate amount of such Person's intangible assets (including, without limitation, trademarks, goodwill, deferred closing costs, loans to shareholders and Affiliates and "start-up" costs except Fidelity may include up to $300,000 worth of intangible assets representing certain organization costs and deferred taxes paid for by Fidelity prior to September 30, 1996) and adding thereto subordinate debt.

Taxes: Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any government or other taxing authority.

Termination Date: The earliest of (a) the date of termination of the Purchase Limit pursuant to Section 2.3, (b) the date of the occurrence of a Termination Event pursuant to Section 7.2, (c) the Reinvestment Termination Date and (d) the Commitment Termination Date.

Termination Event: As defined in Section 7.2.

Termination Notice: As defined in Section 6.24.

Transaction: As defined in Section 3.2.

Transaction Documents: This Agreement, the Purchase Agreement, the Performance Guaranty, each Hedging Agreement, the Liquidity Agreement, the Fee Letter, the Backup Servicer and Collateral Custodian Fee Letter, and the Custodial Agreement, each assignment and any additional letters, documents or other agreements executed in connection with the foregoing documents.

UCC: The Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

United States: The United States of America.

Unmatured Termination Event: Any event which but for the giving of notice, or passage of time, would constitute a Termination Event.

Unreimbursed Servicer Advances: At any time, the amount of all previous Servicer Advances (or portions thereof) as to which the Servicer has not been reimbursed as of such time pursuant to Section 2.7 or 2.9 and which the Servicer has determined in its sole discretion will not be recoverable from Collections with respect to the related Contract.

Warranty Event: As to any Pool Asset, the occurrence and continuance of a material breach of any representation or warranty relating to such Contract.

Yield: For each Asset Interest for any Settlement Period, the product of:

                           YR x C x ED
                                    --
                                   360

where:

           C  = the Capital of such Asset Interest.

           YR = the weighted average of the Yield Rates applicable during such Settlement Period.

           ED = the actual number of days elapsed during such Settlement Period.

provided, however that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

Yield Rate:  For any Settlement Period,

         (a) to the extent MSFC funded the applicable Asset Interest through the issuance of Commercial Paper Notes, a rate equal to the Commercial Paper Rate, or

         (b) to the extent MSFC did not fund the applicable Asset Interest through the issuance of Commercial Paper Notes, a rate equal to the Bank Rate or if the Bank Rate is not available for any reason (as determined in the Administrator's sole discretion) and the tranche period applicable to such Asset Interest is less than one month, the Alternate Reference Rate;

provided, however, that following the occurrence and during the continuance of a Termination Event (other than a Termination Event arising solely under Section 7.2(c)) the "Yield Rate" shall be a rate equal to the Alternate Reference Rate plus 2%.

         Section 1.2 Other Terms.

         All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

         Section 1.3 Computation of Time Periods.

         Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         Section 1.4 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in any other Transaction Document, certificate, report or other document made or delivered pursuant hereto.

(b) Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in any Transaction Document, certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section
1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

(c) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

                                   ARTICLE II

                              THE PURCHASE FACILITY


         Section 2.1 Purchases of Asset Interests.

         On the terms and conditions hereinafter set forth, the Seller may on any Purchase Date prior to the Termination Date, at its option, sell and assign Asset Interests to MSFC. Under no circumstances shall MSFC make the initial Purchase or any Incremental Purchase if, after giving effect to such initial Purchase or Incremental Purchase, the aggregate Capital outstanding hereunder would exceed the lesser of (i) the Purchase Limit or (ii) the Capital Limit. Each Asset Interest purchased by MSFC hereunder is subject to the interests of the Hedge Counterparties under Sections 2.7(a) and 2.9(b).

         Section 2.2 The Initial Purchase, Subsequent Purchases and Incremental Purchases.

(a) Subject to the conditions described in Section 2.1, the initial Purchase and each Incremental Purchase shall be made in accordance with the procedures described in Section 2.2(b). The initial Purchase shall be in an amount not less than $4,000,000. After the Collection Date has occurred, MSFC shall assign and transfer to the Seller its remaining interest in Asset Interests to the Seller free and clear of any Adverse Claim resulting solely from an act or omission by MSFC or the Administrator, but without any other representation or warranty, express or implied.

(b) The initial Purchase and each Incremental Purchase shall be made pursuant to the terms of a Purchase Certificate in the form of Exhibit G, after receipt by MSFC of a Notice of Sale delivered by the Seller to the Administrator (with a copy to the Collateral Custodian) at least two Business Days prior to such proposed Purchase Date. Each such Notice of shall specify (i) the aggregate amount of such initial Purchase or Incremental Purchase which shall be at least $1,000,000 and in integral multiple of $1,000 in excess thereof and (ii) the date of such initial Purchase or Incremental Purchase. On the date of such initial Purchase or Incremental Purchase, MSFC shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Seller in same day funds, at such bank or other location reasonably designated by Seller in the Notice of Sale, an amount equal to the Capital of the Asset Interest related to such initial Purchase or Incremental Purchase.

         Section 2.3 Reduction of the Purchase Limit; Repurchase.

(a) The Seller may, upon at least five Business Days' notice to the Administrator, terminate in whole or reduce in part the Purchase Limit to the extent that the Purchase Limit exceeds the sum of the aggregate Capital and Yield accrued and to accrue thereon; provided, however, that each partial reduction of the Purchase Limit shall be in an aggregate amount equal to $1,000,000 or an integral multiple thereof. Each notice of reduction or termination pursuant to this Section 2.3(a) shall be irrevocable.

(b) The Seller may reduce the Capital of any Asset Interest, upon 30 days notice to MSFC and the Administrator prior to the date of such reduction, by remitting to the Agent's Account (i) cash and (ii) instructions to apply such cash to the reduction of such Capital and Yield to accrue (until such cash can be used to pay Commercial Paper Notes) with respect to such Asset Interest, provided that no such reduction shall be given effect unless the Seller has complied with the terms of any Hedging Agreement requiring that one or more Hedge Transactions be terminated in whole or in part as the result of any such reduction of such Asset Interest, and Seller has paid all Hedge Breaking Costs owing to the relevant Hedge Counterparty for any such termination and all Breakage Costs. The Seller shall pay all costs related to the reduction of outstanding Capital, including Breakage Costs, Hedge Breakage Costs and all costs associated with the outstanding Commercial Paper Notes related to such Capital reduction; provided, however, that MSFC and the Administrator shall use their reasonable best efforts to minimize any Breakage Costs.

         Section 2.4 Determination of Yield.

         The Administrator shall determine the Yield (including unpaid Yield, if any, due and payable on a prior Settlement Date) to be paid on each Settlement Date for the related Settlement Period and shall advise the Servicer thereof on the last day of such Settlement Period.


         Section 2.5 Voluntary Repurchases.

         The Seller may, upon at least 30 days' notice to the Administrator, repurchase all or any of the Asset Interests in full by remitting to the Agent's Account (i) cash and (ii) instructions to apply such cash to the Capital and Yield accrued and to accrue (until such cash can be used to pay Commercial Paper Notes) with respect to the Asset Interests to be repurchased, provided that no such repurchase shall be effective unless the Seller has complied with the terms of any Hedging Agreement requiring that one or more Hedge Transactions be terminated in whole or in part as the result of any such repurchase of such Asset Interest, and Seller has paid all Hedge Breakage Costs owing to the relevant Hedge Counterparty for any such termination and all Breakage Costs. The Seller shall pay all costs related to such repurchases, including Breakage Costs, Hedge Breakage Costs and all costs associated with the outstanding Commercial Paper Notes related to the Asset Interests repurchased; provided, however, that MSFC and the Administrator shall use their reasonable best efforts to minimize any Breakage Costs.

         Section 2.6 Dividing or Combining Asset Interests.

         The Administrator may take any of the following actions at the end of a Settlement Period with respect to any Asset Interest: (i) divide such Asset Interest into two or more Asset Interests having aggregate Capital equal to the Capital of such divided Asset Interest, (ii) combine such Asset Interests with another Asset Interest with a Settlement Period ending on the same day, creating a new Asset Interest having Capital equal to the Capital of the two Asset Interests combined or (iii) combine such Asset Interest with the Asset Interest to be purchased on such day, creating a new Asset Interest having Capital equal to the Capital of the two Asset Interests combined.

         Section 2.7 Non-Liquidation Settlement Procedures.

         The provisions of this Section 2.7 shall apply during the term of this Agreement unless a Termination Event or an Unmatured Termination Event has occurred and is continuing.

(a) On each Settlement Date, the Servicer shall pay to the following Persons, from (i) the Collection Account, to the extent of available funds, and (ii) a Servicer Advance if made or required pursuant to Section 6.3, the following amounts in the following order of priority:

(i) FIRST, pro rata to each Hedge Counterparty (based on the amount payable thereto under this clause FIRST), any amounts owing to that Hedge Counterparty under its respective Hedging Agreement in respect of any Hedge Transaction(s), excluding Hedge Breakage Costs, for the payment thereof;

(ii) SECOND, to the Servicer, in an amount equal to any accrued and unpaid Servicing Fee, for the payment thereof;

(iii) THIRD, to the Administrator, in an amount equal to any accrued and unpaid Yield for all Asset Interests, for payment to MSFC in respect thereof;

(iv) FOURTH, to the Servicer, in an amount equal to any Unreimbursed Servicer Advances, for the payment thereof;

(v) FIFTH, pro rata to each Hedge Counterparty (based on the amount payable thereto under this clause FIFTH), in an amount equal to any unpaid Hedge Breakage Costs, for payment thereof;

(vi) SIXTH, pro rata to the Persons entitled thereto (based on the amount payable thereto under this clause SIXTH), in an amount equal to any unpaid Breakage Costs, Increased Costs and/or Taxes, for the payment thereof;

(vii) SEVENTH, pro rata to the Persons entitled thereto (based on the amount payable thereto under this clause SEVENTH), in an amount equal to any unpaid Indemnified Amounts and other amounts due hereunder, for the payment thereof;

(viii) EIGHTH, to the Seller, any Residual Proceeds; and

(ix) NINTH, any remaining amounts may be reinvested in Eligible Contracts, subject to satisfaction of the conditions precedent set forth in Section 3.2, or distributed to the Seller.

(b) Notwithstanding anything to the contrary contained in this Section 2.7 or any other provision in this Agreement, if on any Business Day prior to the Termination Date the aggregate outstanding amount of Capital of all Asset Interests shall exceed the lesser of (i) the Purchase Limit or (ii) the Capital Limit, then the Seller shall remit to the Administrator, no later than the close of business of the Administrator on the next succeeding Business Day, a payment (to be applied by the Administrator to outstanding Asset Interests as selected by the Administrator, in its reasonable discretion) in such amount as may be necessary to reduce outstanding Capital to an amount less than or equal to the lesser of (i) the Purchase Limit or (ii) the Capital Limit plus pay any Breakage Costs with respect thereto, and no amounts shall be distributed pursuant to clauses FOURTH, FIFTH, SIXTH, SEVENTH, EIGHTH or NINTH above to the extent that a Termination Event or Unmatured Termination Event would exist after giving effect to such distribution.

         Section 2.8 [reserved].

         Section 2.9 Settlement Procedures Following a Termination Event or an Unmatured Termination Event.Section Settlement Procedures Following a Termination Event or an Unmatured Termination Event.

         The provisions of this Section 2.9 shall apply during the term of this Agreement after the occurrence and during the continuance of a Termination Event or an Unmatured Termination Event.

(a) [reserved].

(b) On each Settlement Date, the Servicer shall pay to the following Persons, from (i) the Collection Account, to the extent of available funds and (ii) a Servicer Advance if made or required pursuant to Section 6.3, the following amounts in the following order of priority:

(i) FIRST, to the Servicer, in an amount equal to any accrued and unpaid Servicing Fee, for the payment thereof;

(ii) SECOND, to the extent not paid for by Fidelity, to the Backup Servicer, in an amount equal to any accrued and unpaid Backup Servicing Fee, for the payment thereof;

(iii) THIRD, to the extent not paid for by Fidelity, to the Collateral Custodian, in an amount equal to any accrued and unpaid Custodial Fee, for the payment thereof;

(iv) FOURTH, pro rata to each Hedge Counterparty and the Administrator (based on the amount payable thereto under this clause FOURTH), in an amount equal to (i) in the case of each Hedge Counterparty the amount then due thereto under its respective Hedging Agreement in respect of any Hedge Transaction(s), excluding Hedge Breakage Costs, for the payment thereof, and (ii) in the case of the Administrator, any accrued and unpaid Yield for all Asset Interests, for payment to MSFC in respect thereof;

(v) FIFTH, to the extent not paid for by Fidelity, to the Administrator, in an amount equal to the accrued and unpaid Program Fees and Commitment Fees, for payment to the Persons entitled thereto in respect thereof;

(vi) SIXTH, pro rata to the Servicer and the Administrator (based on the amount payable thereto under this clause SIXTH), in an amount equal to (i) in the case of the Servicer, any Unreimbursed Servicer Advances, for the payment thereof, and (ii) in the case of the Administrator, the aggregate outstanding Capital, for payment to MSFC in respect thereof;

(vii) SEVENTH, pro rata to the Persons entitled thereto (based on the amount payable thereto under this clause SEVENTH), in an amount equal to any unpaid Breakage Costs, Hedge Breakage Costs, Increased Costs, Taxes, Indemnified Amounts and other amounts due hereunder, for the payment thereof; and

(viii) EIGHTH, upon the reduction of the Capital to zero and the payment in full of the Aggregate Unpaids, any remaining amount shall be distributed to the Seller.

(c) If at any time on or after the Termination Date, the Administrator or the Seller determines that as of the close of business on the day immediately preceding Termination Date the aggregate outstanding amount of Capital for all Asset Interests exceeded the lesser of (i) the Purchase Limit or (ii) the Capital Limit, then the Seller shall immediately remit to the Administrator a payment (to be applied by the Administrator to outstanding Asset Interests as selected by the Administrator, in its reasonable discretion) in such amount as may be necessary to reduce the amount of Capital to the lesser of (i) the Purchase Limit or (ii) the Capital Limit as of the close of business on the date immediately preceding the Termination Date plus any Breakage Costs.

         Section 2.10 Collections and Allocations.

(a) Collections. The Servicer shall transfer, or cause to be transferred, all Collections on deposit in the form of available funds in the Lock Box Account to the Collection Account by the close of business on the Business Day such Collections are received in the Lock Box Account. The Servicer shall promptly (but in no event later than two Business Days after the receipt thereof) deposit all Collections received directly by it in the Collection Account. The Servicer shall make such deposits or payments on the date indicated therein by electronic funds transfer through the Automated Clearing House system, or by wire transfer, in immediately available funds.

(b) Initial Deposits. On the Closing Date and on each Addition Date thereafter, the Servicer will deposit (in immediately available funds) into the Collection Account all Collections received after the applicable Cut Off Date and through and including the Closing Date or Addition Date, as the case may be, in respect of Contracts being transferred to the Asset Pool on such date.

(c) Excluded Amounts. The Servicer may withdraw from the Collection Account any Collections constituting Excluded Amounts for distribution to the Originator if the Servicer has, prior to such withdrawal, delivered to the Administrator a report setting forth the calculation of such Excluded Amounts in a format reasonably satisfactory to the Administrator.

         Section 2.11 Payments, Computations, Etc.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States in immediately available funds to the Agent's Account (other than amounts payable to any Hedge Counterparty which shall be paid directly thereto). The Seller shall, to the extent permitted by law, pay interest on all amounts not paid or deposited when due hereunder at 2.0% per annum above the Alternate Reference Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest and all computations of Yield and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield, interest or any fee payable hereunder, as the case may be.

(c) If any Purchase or Incremental Purchase requested by the Seller, is not, for any reason whatsoever related to a default or nonperformance by the Seller, made or effectuated, as the case may be, on the date specified therefor, the Seller shall indemnify MSFC against any reasonable loss, cost or expense incurred by MSFC, including, without limitation, any loss (including loss of anticipated profits, net of anticipated profits in the reemployment of such funds in the manner determined by MSFC), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by MSFC to fund or maintain such Purchase or Incremental Purchase, as the case may be, during such Monthly Period.

         Section 2.12 Optional Repurchase.

         At any time following the Termination Date when the ADCB is less than ten percent (10%) of the ADCB as of the Termination Date, the Servicer may notify the Administrator in writing of its intent to purchase all remaining Assets in the Asset Pool, provided that all Hedge Transactions have been terminated. On the Settlement Date next succeeding any such notice, the Servicer shall purchase all such Assets for a price equal to the sum of (i) the Aggregate Unpaids, (ii) the Yield for all Asset Interests accrued and to accrue, as reasonably determined by the Administrator, and (iii) all accrued and unpaid Commitment Fees, Program Fees, Backup Servicing Fees, Custodial Fees, Increased Costs, Taxes, Hedge Breaking Costs, Breakage Costs and any other amounts payable by the Seller hereunder or under or with respect to any Hedging Agreement, and the proceeds of such purchase will be deposited into the Collection Account and paid in accordance with Section 2.9(b).

         Section 2.13 Fees.

(a) Fidelity, in its individual capacity, shall pay to the Administrator, from its own funds on each Settlement Date, monthly in arrears, a fee (the "Commitment Fee"), as set forth in the Fee Letter.

(b) Fidelity, in its individual capacity, shall pay to the Administrator, from the Collection Account on each Settlement Date, monthly in arrears, a fee (the "Program Fee") agreed to between Fidelity and the Administrator in the Fee Letter.

(c) The Servicer shall be entitled to receive a fee (the "Servicing Fee"), monthly in arrears, in accordance with Section 2.7(a) or 2.9(b), as applicable, which fee shall be equal to the sum of (i) the product of (A) the Servicing Fee Rate, multiplied by (B) the ADCB for the immediately preceding Determination Date, plus (ii) if a Termination Event or an Unmatured Termination Event has not occurred which is continuing, the Additional Servicer Compensation.

(d) Fidelity in its individual capacity, shall pay to the Backup Servicer, from its own funds on each Settlement Date, monthly in arrears, the Backup Servicing Fee.

(e) Fidelity, in its individual capacity, shall pay to the Collateral Custodian, from its own funds on each Settlement Date, monthly in arrears, the Custodial Fee.

(f) Fidelity, in its individual capacity, shall pay to the Administrator, on the Closing Date, the Structuring Fee in immediately available funds.

(g) Notwithstanding the foregoing, if any of the fees described in clauses (a),
(b), (d), (e) and (f) are paid pursuant to Section 2.9(b), then Fidelity shall immediately deposit the amount of such fees so paid into the Collection Account for subsequent distribution in accordance with Section 2.9(b).

         Section 2.14 Increased Costs, Capital Adequacy; Illegality.

(a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance by any Affected Party with any guideline or request from any central bank or other governmental agency or authority (whether or not having the force of law), (A) shall subject an Affected Party to any Tax (except for Taxes on the overall net income of such Affected Party), duty or other charge with respect, directly or indirectly, to any Asset Interest, to any right or obligations to make or fund Purchases hereunder or to any payment made under any Transaction Document or (B) shall impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Yield), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) shall impose any other condition affecting any Asset Interest or any Affected Party's rights under any Transaction Document, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under any Transaction Document (or other credit support agreement), then within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

(b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other governmental authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

(c) If as a result of any event or circumstance similar to those described in clauses (a) or (b) above, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Purchases hereunder, then within ten days after demand by such Affected Party, the Seller shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts paid by it.

(d) In determining any amount provided for in this section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.14 shall submit to the Seller a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent demonstrable error.

(e) If any Liquidity Bank shall notify the Administrator that a Eurodollar Disruption Event as described in clause (a) of the definition of "Eurodollar Disruption Event" has occurred, the Administrator shall in turn so notify the Seller, whereupon all Capital in respect of which Yield accrues at the Eurodollar Rate shall immediately be converted into Capital in respect of which Yield accrues at the Alternate Reference Rate.

(f) Notwithstanding the foregoing, if any amounts required to be paid by the Seller pursuant to this Section 2.14 are paid pursuant to Section 2.9(b), then the Seller shall immediately deposit the amount so paid into the Collection Account for subsequent distribution in accordance with Section 2.9(b).

         Section 2.15 Taxes.

(a) All payments made by the Seller or the Servicer under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by law. In such event, the Seller or the Servicer, as the case may be, shall pay to the appropriate taxing authority any such Taxes required to be deducted or withheld and the amount payable to MSFC or the Administrator, as the case may be, will be increased (such increase, the "Additional Amount") such that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to net income or franchise taxes imposed on MSFC or the Administrator, respectively, with respect to payments required to be made by the Seller or Servicer under this Agreement, by a taxing jurisdiction in which MSFC or Administrator is organized, conducts business or is paying taxes as of the Closing Date, as the case may be. If MSFC or the Administrator pays any Taxes in respect of which the Seller is obligated to pay Additional Amounts under this Section 2.14(a), the Seller shall promptly reimburse MSFC or Administrator in full.

(b) The Seller will indemnify MSFC and the Administrator for the full amount of Taxes in respect of which the Seller is required to pay Additional Amounts (including, without limitation, any Taxes imposed by any jurisdiction on such Additional Amounts) paid by MSFC or the Administrator, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that MSFC or the Administrator, as appropriate, making a demand for indemnity payment shall provide the Seller, at its address set forth under its name on the signature pages hereof or in Exhibit D, with a certificate from the relevant taxing authority or from a responsible officer of MSFC or the Administrator stating or otherwise evidencing that response MSFC or the Administrator has made payment of such Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes. This indemnification shall be made within ten days from the date MSFC or the Administrator, as the case may be, makes written demand therefor.

(c) Within 30 days after the date of any payment by the Seller of any Taxes, the Seller will furnish to the Administrator, at its address set forth under its name on the signature pages hereof or in Exhibit D, appropriate evidence of payment thereof.

(d) If an assignee of MSFC is not created or organized under the laws of the United States or a political subdivision thereof, such assignee shall, to the extent that it may then do so under applicable laws and regulations, deliver to the Seller with a copy to the Administrator (i) within 15 days after becoming an assignee of MSFC, two (or such other number as may from time to time be prescribed by applicable laws or regulations) duly completed copies of IRS Form 4224 or Form 1001 (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities or applicable laws or regulations), as appropriate, to permit the Seller to make payments hereunder for the account of such assignee, as the case may be, without deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.14(d), copies (in such numbers as may from time to time be prescribed by applicable laws or regulations) of such additional, amended or successor forms, certificates or statements as may be required under applicable laws or regulations to permit the Seller to make payments hereunder for the account of such assignee, without deduction or withholding of United States federal income or similar Taxes.

(e) For any period with respect to which an assignee of MSFC has failed to provide the Seller with the appropriate form, certificate or statement described in clause (d) above (other than if such failure is due to a change in law occurring after the date of this Agreement), such assignee shall not be entitled to indemnification under clauses (a) or (b) above with respect to any Taxes.

(f) Within 30 days of the written request of the Seller therefor, the Administrator or MSFC, as appropriate, shall execute and deliver to the Seller such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Seller in applying for refunds of Taxes remitted hereunder; provided, however, that the Administrator and MSFC shall not be required to deliver such certificates forms or other documents if in their respective sole discretion it is determined that the deliverance of such certificate, form or other document would have a material adverse affect on the Administrator or MSFC; provided further, however, that the Seller shall reimburse the Administrator or MSFC for any reasonable expenses incurred in the delivery of such certificate, form or other document.

(g) If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to MSFC in connection with this Agreement or the funding or maintenance of Purchases hereunder, MSFC is required to compensate a bank or other financial institution in respect of Taxes under circumstances similar to those described in this section then within ten days after demand by MSFC, the Seller shall pay to MSFC such additional amount or amounts as may be necessary to reimburse MSFC for any amounts paid by them.

(h) Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this
Section 2.15 shall survive the termination of this Agreement.

(i) Notwithstanding the foregoing, if any amounts required to be paid by the Seller pursuant to this Section 2.15 are paid pursuant to Section 2.9(b), then the Seller shall immediately deposit the amount so paid into the Collection Account for subsequent distribution in accordance with Section 2.9(b).

         Section 2.16 Assignment of the Purchase Agreement.

         The Seller hereby represents, warrants and confirms to the Administrator that the Seller has assigned to the Administrator, for the benefit of MSFC hereunder, all of the Seller's right and title to and interest in the Purchase Agreement. The Seller confirms that following a Termination Event the Administrator shall have the sole right to enforce the Seller's rights and remedies under the Purchase Agreement, but without any obligation on the part of the Administrator, MSFC or any of their respective Affiliates, to perform any of the obligations of the Seller under the Purchase Agreement. The Seller further confirms and agrees that such assignment to the Administrator shall terminate upon the Collection Date; provided, however, that the rights of the Administrator pursuant to such assignment with respect to rights and remedies in connection with any indemnities and any breach of any representation, warranty or covenants made by the Originator pursuant to the Purchase Agreement, which rights and remedies survive the termination of the Purchase Agreement, shall be continuing and shall survive any termination of such assignment.

         Section 2.17 Substitution of Contracts.

         On any day prior to the occurrence of a Termination Event, the Seller may, and upon the request of the Administrator shall, subject to the conditions set forth in this Section 2.17, replace any Contract subject to a Warranty Event or in respect of which the Obligor thereunder has requested the rewriting and/or restructuring of such Contract with one or more other Contracts (each, a "Substitute Contract"); provided, however, that no such replacement shall occur unless each of the following conditions is satisfied as of the date of such replacement and substitution:

(a) the Seller has notified the Administrator (with a copy to the Collateral Custodian) in writing that the Contract to be replaced should be replaced (each a "Replaced Contract");

(b) each Substitute Contract is an Eligible Contract on the date of substitution;

(c) after giving effect to any such substitution, the aggregate of all outstanding Capital does not exceed the lesser of (i) the Purchase Limit or (ii) the Capital Limit;

(d) the aggregate Discounted Contract Balance (at the applicable Sale Discount
Rate) of such Substitute Contracts shall be equal to or greater than the aggregate Discounted Contract Balances (at the applicable Sale Discount Rate as of the date of the inclusion of such Contract in the Asset Pool) of Contracts being replaced;

(e) such Substitute Contracts, at the time of substitution by the Seller, shall have approximately the same weighted average life as the replaced Contracts;

(f) all representations and warranties of the Seller contained in Sections 4.1 and 4.2 shall be true and correct as of the date of substitution of any such Substitute Contract;

(g) the substitution of any Substitute Contract does not cause a Termination Event or Unmatured Termination Event to occur; and

(h) the Seller and the Servicer shall deliver to the Administrator on the date of such substitution a certificate of a Responsible Officer certifying that each of the foregoing is true and correct as of such date.

         In addition, the Seller shall deliver to the Collateral Custodian the related Contract File as required by Section 3.3. In connection with any such substitution, the Administrator shall, automatically and without further action, be deemed to transfer to the Seller, free and clear of any Lien created pursuant to this Agreement, all of the right, title and interest of the Administrator in, to and under such Replaced Contract, and the Administrator shall be deemed to represent and warrant that it has the corporate authority and has taken all necessary corporate action to accomplish such transfer, but without any other representation and warranty, express or implied. Any right of the Administrator to substitute any Contract in the Asset Pool pursuant to this Section 2.16 shall be in addition to, and without limitation of, any other rights and remedies that the Administrator or MSFC may have to require the Seller or the Servicer, as applicable, to substitute for, or accept retransfer of, any Contract pursuant to the terms of this Agreement.

                                   ARTICLE III

                             CONDITIONS OF PURCHASES

         Section 3.1 Conditions Precedent to Initial Purchase.

         The initial Purchase hereunder is subject to the condition precedent that the Administrator shall have received on or before the date of such purchase the items listed in Schedule I, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Administrator.

         Section 3.2 Conditions Precedent to All Purchases and Remittances of Collections.

         Each Purchase (including the initial Purchase) from the Seller by MSFC the right of the Servicer to remit Collections to the Seller pursuant to Section 2.7(b) and each Incremental Purchase (each, a "Transaction") shall be subject to the further conditions precedent that (a) with respect to any Purchase (including the initial Purchase) or Incremental Purchase, the Servicer shall have delivered to the Administrator, on or prior to the date of such Purchase or Incremental Purchase in form and substance satisfactory to the Administrator,
(i) a Purchase Notice (Exhibit A), (ii) a Purchase Certificate (Exhibit G), and
(iii) a Certificate of Assignment (Exhibit A to the Purchase and Sale Agreement) including Schedule I thereto, dated within 10 days prior to the date of such Purchase (other than the initial Purchase, in which case such items shall be dated within 5 days prior to the date of such initial Purchase) or Incremental Purchase and containing such additional information as may be reasonably requested by the Administrator; (b) on the date of such Transaction the following statements shall be true and the Seller and the Servicer shall be deemed to have certified that:

(i) The representations and warranties contained in Sections 4.1 and 4.2 are true and correct on and as of such day as though made on and as of such date,

(ii) No event has occurred and is continuing, or would result from such Transaction which constitutes a Termination Event or an Unmatured Termination Event,

(iii) On and as of such day, after giving effect to such Transaction, the outstanding Capital does not exceed the lesser of (x) the Purchase Limit or (y) the Capital Limit,

(iv) On and as of such day, the Seller and the Servicer each has performed all of the agreements contained in this Agreement to be performed by such person at or prior to such day, and

(v) No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Purchase, remittance of Collections or Incremental Purchase by MSFC in accordance with the provisions hereof; and

         (c) on the date of such Transaction, the Administrator shall have received such other approvals, opinions or documents as the Administrator may reasonably require.

A.       Section Delivery of Contract Files.

         As a condition subsequent to each Purchase or substitution of Substitute Contracts made hereunder, the Seller shall deliver to the Collateral Custodian, within 10 calendar days after such Purchase or substitution, the related Contract Files.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


         Section 4.1 Representations and Warranties of the Seller.

The Seller represents and warrants as follows:

(a) Organization and Good Standing. The Seller is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has full corporate power, authority and legal right to own or lease its properties and conduct its business as such properties are presently owned or leased and such business is presently conducted, and to execute, deliver and perform its obligations under the Transaction Documents.

(b) Due Qualification. The Seller is duly qualified to do business and is in good standing as a corporation, and has obtained or will obtain all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on its ability to perform its obligations under any Transaction Document.

(c) Due Authorization. The execution and delivery of the Transaction Documents to which the Seller is a party and the consummation of the transactions provided for herein and therein have been duly authorized by the Seller by all necessary corporate action on the part of the Seller.

(d) No Conflict. The execution and delivery of the Transaction Documents, the performance by the Seller of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or result in any breach of any of the material terms and provisions of, and will not constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or any of its property is bound.

(e) No Violation. The execution and delivery of the Transaction Documents, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or violate, in any material respect, any Requirements of Law applicable to the Seller.

(f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document or (iii) seeking any determination or ruling that could reasonably be expected to be adversely determined, and if adversely determined, would materially and adversely affect the performance by the Seller of its obligations under any Transaction Document.

(g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Seller of the Transaction Documents to which the Seller is a party, the performance by the Seller of the transactions contemplated by the Transaction Documents, and the fulfillment of the terms hereof and thereof by the Seller, have been obtained unless the failure to obtain such shall not materially and adversely affect the Seller's performance of its obligations thereunder.

(h) Bulk Sales. The execution, delivery and performance of the Transaction Documents do not require compliance with any "bulk sales" law by Seller.

(i) Solvency. The transactions under the Transaction Documents do not and will not render the Seller not Solvent.

(j) Selection Procedures; Credit and Collection Policy. No procedures believed by the Seller to be materially adverse to the interests of MSFC were utilized by the Seller in identifying and/or selecting the Contracts in the Asset Pool. In addition, each Contract shall have been underwritten in accordance with and satisfy the standards of any Credit and Collection Policy which has been established by the Seller or the Originator and is then in effect. Such Credit and Collection Policy or procedure may be amended from time to time in the Seller's or the Originator's normal course of business provided that the Seller shall not materially change such credit and collection policy or procedure without the prior written consent of the Administrator.

(k) Taxes. The Seller has filed or caused to be filed all Tax returns which, to its knowledge, are required to be filed. The Seller has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Seller), and no Tax lien has been filed and, to the Seller's knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.

(l) Agreements Enforceable. The Transaction Documents to which the Seller is a party each constitute the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with their respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(m) Exchange Act Compliance. No proceeds of any Purchase or Incremental Purchase will be used by the Seller to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(n) No Liens. Each Asset, together with the Contract related thereto, shall, at all times, be owned by the Seller free and clear of any Adverse Claim except as provided herein, and upon each Purchase, remittance of Collections or Incremental Purchase, the Administrator shall acquire (subject to recordation where necessary) a valid and perfected first priority undivided ownership interest in each Asset then existing or thereafter arising and Collections with respect thereto, free and clear of any Adverse Claim except as provided hereunder. No effective financing statement or other instrument similar in effect covering any Asset or Collections with respect thereto shall at any time be on file in any recording office except such as may be filed in favor of the Administrator relating to this Agreement.

(o) Reports Accurate. No Monthly Report (if prepared by the Seller, or to the extent that information contained therein is supplied by the Seller), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Seller to the Administrator or MSFC in connection with this Agreement is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Administrator or MSFC, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(p) Location of Offices. The principal place of business and chief executive office of the Seller and the office where the Seller keeps all the Records are located at the address of the Seller referred to in Section 11.2 (or at such other locations as to which the notice and other requirements specified in
Section 5.2(m) shall have been satisfied).

(q) Lock-Boxes. The names and addresses of all the Lock-Box Banks, together, with the account numbers of the Lock-Box Accounts of the Seller at such Lock-Box-Banks and the names, addresses and account numbers of all accounts to which Collections of the Assets outstanding before the initial Purchase hereunder have been sent, are specified in Schedule II (which shall be deemed to be amended in respect of terminating or adding any Lock-Box Account or Lock-Box Bank upon satisfaction of the notice and other requirements specified in respect thereof).

(r) Tradenames. Except as described in Schedule III, the Seller has no trade names, fictitious names, assumed names or "doing business as" names or other names under which it has done or is doing business.

(s) Purchase Agreement. The Purchase Agreement is the only agreement pursuant to which the Seller purchases Assets.

(t) Value Given. The Seller shall have given reasonably equivalent value to the Originator in consideration for the transfer to the Seller of the Assets under the Purchase Agreement, no such transfer shall have been made for or on account of an antecedent debt owed by the Originator to the Seller, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code; no event or circumstance has occurred that would constitute a Termination Event.

(u) Special Purpose Entity. The Certificate of Incorporation of the Seller includes substantially the provisions set forth on Exhibit C, and the Originator has confirmed in writing to the Seller that the Originator will not cause the Seller to file a voluntary petition under the Bankruptcy Code or any other bankruptcy or insolvency laws. Each of the Seller and the Originator is aware that in light of the circumstances described in the preceding sentence and other relevant facts, the filing of a voluntary petition under the Bankruptcy Code for the purpose of making the assets of the Seller available to satisfy claims of the creditors of the Originator would not result in making such assets available to satisfy such creditors under the Bankruptcy Code.

(v) Accounting. The Seller accounts for the transfers to it from the Originator of interests in Assets and Collections under the Purchase Agreement as sales of such Assets and transfers of Asset Interests as sales of such Asset Interests in its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein.

(w) Separate Entity. The Seller is operated as an entity with assets and liabilities distinct from those of the Originator and any Affiliates thereof (other than the Seller), and the Seller hereby acknowledges that the Administrator and MSFC are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a separate legal entity from the Originator and from each such other Affiliate of the Originator.

(x) Security Interest. The Seller has granted a security interest (as defined in the UCC) to the Administrator in the Assets and Collections, which is enforceable in accordance with applicable law upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Administrator as secured party and the Seller as debtor, the Administrator shall have a first priority perfected security interest in the Assets and Collections (except for any Permitted Liens). All filings (including, without limitation, such UCC filings) as are necessary in any jurisdiction to perfect the interest of the Administrator in the Assets and Collections have been (or prior to the applicable Purchase will be) made.

(y) Investments. The Seller does not own or hold directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

(z) Business. Since its incorporation, the Seller has conducted no business other than the purchase and receipt of Contracts and related assets from the Originator under the Purchase Agreement, the sale of Contracts under this Agreement and such other activities as are incidental to the foregoing.

(aa) Investment Company Act. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(bb) Accuracy of Representations and Warranties. Each representation or warranty by the Seller contained herein or in any certificate or other document furnished by the Seller pursuant hereto or in connection herewith is true and correct in all material respects.

         The representations and warranties set forth in this section shall survive the transfer of the Assets to the Administrator. Upon discovery by the Seller, the Servicer, MSFC or the Administrator of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

         Section 4.2 Representations and Warranties of Seller Relating to the Agreement and the Contracts.

         The Seller hereby represents and warrants to the Administrator and MSFC that, as of the Closing Date and as of each Addition Date:

(a) Binding, Obligation, Valid Transfer and Security Interest.

(i) The Transaction Documents to which the Seller is a party each constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(ii) This Agreement constitutes either (A) a valid transfer to the Administrator of all right, title and interest of the Seller in, to and under all Assets in the Asset Pool to the extent of the Asset Interest, and such transfer will be free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for Permitted Liens or (B) a grant of a security interest in all Assets in the Asset Pool to the Administrator. Upon the filing of the financing statements described in Section 6.8(c) and, in the case of Additional Contracts on the applicable Addition Date, the Administrator shall have a first priority perfected security interest in all Assets in the Asset Pool, subject only to Permitted Liens. Neither the Seller nor any Person claiming through or under the Seller or any of its Affiliates shall have any claim to or interest in the Collection Account and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of Seller in such property as a debtor for purposes of the UCC.

(b) Eligibility of Contracts. As of the Closing Date, (i) Schedule I and the information contained in the Purchase Certificate delivered pursuant to Section 2.2(b) is an accurate and complete listing in all material respects of all the Existing Contracts in the Asset Pool as of the Closing Date and the information contained therein with respect to the identity of such Contracts and the amounts owing thereunder is true and correct in all material respects as of the related Cut Off Date, (ii) each such Contract is an Eligible Contract, (iii) each such Contract and the related Equipment is free and clear of any Lien of any Person (other than Permitted Liens) and in compliance with all Requirements of Law applicable to the Seller and (iv) with respect to each such Contract, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the transfer of an interest in such Contract and the related Equipment to the Administrator have been duly obtained, effected or given and are in full force and effect. On each Addition Date on which Additional Contracts are added by the Seller to the Asset Pool, the Seller shall be deemed to represent and warrant that (i) such Additional Contract referenced on the related Purchase Certificate delivered pursuant to Section 2.2(b) is an Eligible Contract, (ii) each such Additional Contract and the related Equipment is free and clear of any Lien of any Person (other than Permitted Liens) and in compliance with all Requirements of Law applicable to Seller and/or the Originator, (iii) with respect to each such Additional Contract, all consents, licenses, approvals, authorizations, registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the addition of such Contract and the related Equipment to the Asset Pool have been duly obtained, effected or given and are in full force and effect and (iv) the representations and warranties set forth in Section 4.2(a) are true and correct with respect to each Contract transferred on such day as if made on such day.

(c) Notice of Breach. The representations and warranties set forth in this
Section 4.2 shall survive the transfer of an interest in the respective Contracts and related Equipment, or interests therein, to the Administrator. Upon discovery by the Seller, the Servicer, MSFC or the Administrator of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

         Section 4.3 Representations and Warranties of the Seller Relating to the Purchase Limit and Capital Limit.

         The Seller is hereby deemed to represent and warrant that on each day prior to the Termination Date, the amount of Capital outstanding on such day shall not exceed the lesser of (x) the Purchase Limit or (y) the Capital Limit.

                                    ARTICLE V

                         GENERAL COVENANTS OF THE SELLER


         Section 5.1 General Covenants.

         Until the date on which all Aggregate Unpaids have been indefeasibly paid in full, the Seller hereby covenants that:

(a) Compliance with Laws, Preservation of Corporate Existence. The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges.

         Section 5.2 Covenants of Seller.

         The Seller hereby covenants that:

(a) Contracts Not to be Evidenced by Instruments. The Seller will take no action to cause any Contract which is not, as of the Closing Date or the related Addition Date, as the case may be, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Contract.

(b) Security Interests. The Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Contract in the Asset Pool or related Equipment, whether now existing or hereafter transferred hereunder, or any interest therein, and the Seller will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Seller will promptly notify the Administrator of the existence of any Lien on any Contract in the Asset Pool or related Equipment and the Seller shall defend the right, title and interest of the Administrator in, to and under the Contracts in the Asset Pool and the related Equipment, against all claims of third parties; provided, however, that nothing in this Section 5.2(b) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Contracts in the Asset Pool or any related Equipment.

(c) Delivery of Collections. The Seller agrees to pay to the Servicer promptly (but in no event later than two Business Days after receipt) all Collections received by Seller in respect of the Contracts in the Asset Pool.

(d) Compliance with the Law. Seller hereby agrees to comply in all material respects with all Requirements of Law applicable to Seller, the Contracts and the Equipment.

(e) Activities of Seller. The Seller shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, which is not incidental to the transactions contemplated and authorized by Transaction Documents.

(f) Indebtedness. The Seller shall not create, incur, assume or suffer to exist any Indebtedness or other liability whatsoever, except (i) obligations incurred under this Agreement or under any Hedging Agreement required by Section 5.4(a) or (ii) liabilities incident to the maintenance of its corporate existence in good standing.

(g) Guarantees. The Seller shall not become or remain liable, directly or indirectly, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.

(h) Investments. The Seller shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except for purchases of Contracts pursuant to the Purchase Agreement, or for investments in Permitted Investments in accordance with the terms of this Agreement.

(i) Merger; Sales. The Seller shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire or be acquired by any Person, or convey, sell, lease or otherwise dispose of all or substantially all of its property or business, except as provided for in this Agreement.

(j) Distributions. The Seller shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Seller or any Person's interest therein, or purchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding, except that so long as no Termination Event or Unmatured Termination Event has occurred and is continuing and no Termination Event or Unmatured Termination Event would occur as a result thereof or after giving effect thereto and the Seller would continue to be Solvent as a result thereof and after giving effect thereto, the Seller may declare and pay cash or stock dividends on its capital stock.

(k) Agreements. The Seller shall not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except the Transaction Documents, or amend or modify the provisions of its Certificate of Incorporation without the consent of the Administrator or issue any power of attorney except to the Administrator or the Servicer.

(l) Separate Corporate Existence. The Seller shall:

(i) Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of the Seller will not be diverted to any other Person or for other than corporate uses of the Seller.

(ii) Ensure that, to the extent that it shares the same officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iii) Ensure that, to the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Seller contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Seller and any of its Affiliates shall be only on an arm's length basis.

(iv) Maintain a principal executive and administrative office through which its business is conducted separate from those of its Affiliates. To the extent that Seller and any of its stockholders or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

(v) Conduct its affairs strictly in accordance with its Certificate of Incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders, and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

(vi) Take or refrain from taking, as applicable, each of the activities specified as factual assumptions in the "non-substantive consolidation" opinion of Morgan, Lewis & Bockius LLP delivered on the Closing Date, upon which the conclusions expressed therein are based.

(m) Location of Seller, Records; Instruments. The Seller (x) shall not move outside the Commonwealth of Pennsylvania, the location of its chief executive office, without 30 days' prior written notice to the Administrator and (y) shall not move, or consent to the Collateral Custodian or Servicer moving, the Contract Files from the possession of the Collateral Custodian thereof on the Closing Date, without 30 days' prior written notice to the Administrator and (z) will promptly take all actions required of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrator in all Assets in the Asset Pool. The Seller will give the Administrator prompt notice of a change within the Commonwealth of Pennsylvania of the location of its chief executive office.

(n) Accounting of Purchases. Other than for federal, state and local income tax purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as the sale, or absolute assignment, of Assets by the Seller to MSFC. The Seller will not account for or treat (whether in financial statements or otherwise) the transaction contemplated by the Purchase Agreement in any manner other than as the sale, or absolute assignment, of the Originator Assets by the Originator to the Seller, as the case may be.

(o) ERISA Matters. The Seller will not (a) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor;
(b) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (c) fail to make any payments to a Multiemployer Plan that the Seller or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (d) terminate any Benefit Plan so as to result in any liability; or (e) permit to exist any occurrence of any reportable event described in Title IV of ERISA.

(p) Originator Assets. With respect to each Asset acquired by the Seller, the Seller will (i) acquire such Asset pursuant to and in accordance with the terms of the Purchase Agreement, (ii) take all action necessary to perfect, protect and more fully evidence the Seller's ownership of such Asset, including, without limitation, (A) filing and maintaining, effective financing statements (Form UCC-1) against the Originator in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (iii) take all additional action that the Administrator may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Assets and interest therein represented by the Asset Interest.

(q) Transactions with Affiliates. The Seller will not enter into, or be a party to, any transaction with any of its Affiliates, except (i) the transactions permitted or contemplated by the Transaction Documents, and (ii) other transactions (including, without limitation, the lease of office space or computer equipment or software by the Seller to or from an Affiliate) (A) in the ordinary course of business, (B) pursuant to the reasonable requirements of the Seller's business, (C) upon fair and reasonable terms that are no less favorable to the Seller than could be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Seller and (D) not inconsistent with the factual assumptions set forth in the opinion letters issued by Morgan, Lewis & Bockius LLP and delivered to the Administrator as a condition to the initial Purchase as such assumptions may be modified in any subsequent opinion letters delivered to the Administrator hereunder pursuant to
Section 3.2(c) or otherwise. It is understood that any compensation arrangement for officers shall be permitted under clause (ii)(A) through (C) above if such arrangement has been expressly approved by the board of directors of the Seller.

(r) Change in the Transaction Documents. The Seller will not amend, modify, waive or terminate any terms or conditions of any Transaction Document, without the consent of Administrator.

(s) Amendment to Certificate of Incorporation. Notwithstanding anything to the contrary contained herein, the Seller will not amend, modify or otherwise make any change to its Certificate of Incorporation which would delete or otherwise nullify or circumvent the provisions set forth on Exhibit C.

(t) Credit and Collection Policy. The Seller shall not cause or permit any changes to be made to the Credit and Collection Policy in any manner that would materially and adversely affect the collectibility of the Contracts sold hereunder without the prior written consent of the Administrator, which consent shall not be unreasonably withheld.

         Section 5.3 Release of Lien on Equipment.

         At the same time as (i) any Contract in the Asset Pool expires by its terms and all amounts in respect thereof have been paid by the related Obligor and deposited in the Collection Account or (ii) any Contract becomes a Prepaid Contract and all amounts in respect thereof have been paid by the related Obligor and deposited in the Collection Account, the Administrator will, to the extent requested by the Servicer, release its interest in such Contract; provided, however, that such release will not constitute a release of their respective interests in the Equipment or the proceeds of such Contract or Equipment. In connection with any sale of such Equipment on or after the occurrence of (i) or (ii) above, the Administrator will after the deposit by the Servicer of the proceeds of such sale into the Collection Account, at the sole expense of the Servicer, execute and deliver to the Servicer any assignments, bills of sale, termination statements and any other releases and instruments as the Servicer may reasonably request in order to effect the release and transfer of such Equipment; provided that the Administrator will make no representation or warranty, express or implied, with respect to any such Equipment in connection with such sale or transfer and assignment. Nothing in this section shall diminish the Servicer's obligations pursuant to Section 6.1(c) with respect to the proceeds of any such sale.

         Section 5.4 Hedging of Contracts.

(a) On or prior to each Purchase Date of any Purchase, the Seller shall enter into one or more Hedge Transactions for that Purchase, provided that each such Hedge Transaction shall:

(i) be entered into with a Hedge Counterparty and governed by a Hedging
Agreement;

(ii) have a schedule of monthly payment periods the first of which commences on the Purchase Date of that Purchase and the last of which ends on the last Scheduled Payment due to occur under the Contracts to which that Purchase relates;

(iii) have an amortizing notional amount such that the Hedge Notional Amount in effect during any monthly payment period shall be equal to one hundred percent (100%) of the present value of all remaining Scheduled Payments becoming due after the first day of that monthly payment period under all Contracts to which that Purchase relates, determined as of the Purchase Date of that Purchase by discounting on a monthly basis each such Scheduled Payment from the end of the monthly payment period in which that Scheduled Payment is due to occur to the Purchase Date at the Sale Discount Rate; and

(iv) provide for two series of monthly payments to be netted against each other, one such series being payments to be made by the Seller to a Hedge Counterparty (solely on a net basis) by reference to the Hedge Rate to be used in computing the Sale Discount Rate for that Purchase, and the other such series being payments to be made by the Hedge Counterparty to the Administrator (solely on a net basis) by reference to the money market yield of the rate set forth in Federal Reserve Statistical Release H.15 (519) under the caption "Commercial Paper-Nonfinancial" for a 30-day maturity as in effect on the first day of each monthly payment period, the net amount of which shall be paid into the Collection Account (if payable by the Hedge Counterparty) or from the Collection Account to the extent funds are available under Section 2.7(a) and 2.9(b) of this Agreement (if payable by the Seller);

(b) As additional security hereunder, Seller hereby assigns to the Administrator all right, title and interest of Seller in each Hedging Agreement, each Hedge Transaction, and all present and future amounts payable by a Hedge Counterparty to Seller under or in connection with the respective Hedging Agreement and Hedge Transaction(s) with that Hedge Counterparty ("Hedge Collateral"), and grants a security interest to the Administrator in the Hedge Collateral. Seller acknowledges that, as a result of that assignment, Seller may not, without the prior written consent of the Administrator, exercise any rights (including, without limitation, any termination right) under any Hedging Agreement or Hedge Transaction, except for Seller's right under any

Hedging Agreement to enter into Hedge Transactions in order to meet the Seller's obligations under Section 4.5(a). Nothing herein shall have the effect of releasing the Seller from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of the Administrator or MSFC for the performance by Seller of any such obligations.

         Section 5.5 Retransfer of Ineligible Contracts.

         In the event of a breach of any representation or warranty set forth in
Section 4.2 with respect to a Contract in the Asset Pool (each such Contract, an "Ineligible Contract"), no later than the earlier of (i) knowledge by the Seller of such Contract becoming an Ineligible Contract and (ii) receipt by the Seller from the Administrator or the Servicer of written notice thereof, the Seller shall either (a) accept the retransfer of each such Ineligible Contract and any related Equipment selected by the Servicer as to which such breach related, and the Administrator shall convey to the Seller, without recourse, representation or warranty, all of its right, title and interest in such Ineligible Contract; or (b) subject to the satisfaction of the conditions in Section 2.16, substitute for such Ineligible Contract a Substitute Contract. In any of the foregoing instances, the Seller shall accept the retransfer of each such Ineligible Contract, and the ADCB shall be reduced by the Discounted Contract Balance (calculated using the applicable Blended Discount Rate as of the most recent Determination Date) of each such Ineligible Contract and, if applicable, increased by the Discounted Contract Balance of each such Substitute Contract. On and after the date of retransfer, the Ineligible Contract so retransferred shall not be included in the Asset Pool and, as applicable, the Substitute Contract shall be included in the Asset Pool. In consideration of such retransfer, without substitution, the Seller shall, on the date of retransfer of such Ineligible Contract, make a deposit to the Collection Account (for allocation pursuant to Section 2.7 or 2.9, as applicable) in immediately available funds in an amount equal to the Discounted Contract Balance of such Ineligible Contract (calculated using the applicable Blended Discount Rate as of the most recent Determination Date). Upon each retransfer to the Seller of such Ineligible Contract, the Administrator shall automatically and without further action be deemed to transfer, assign and set-over to the Seller, without recourse, representation or warranty, all the right, title and interest of the Administrator in, to and under such Ineligible Contract and all monies due or to become due "with respect thereto, the related Equipment and all proceeds of such Ineligible Contract and Recoveries and Insurance Proceeds relating thereto and all rights to security for any such Ineligible Contract, and all proceeds and products of the foregoing. The Administrator shall, at the sole expense of the Servicer execute such documents and instruments of transfer as may be prepared by the Servicer on behalf of the Seller and take other such actions as shall reasonably be requested by the Seller to effect the transfer of such Ineligible Contract pursuant to this subsection.

         Section 5.6 Retransfer of Assets.

         In the event of a breach of any representation or warranty set forth in
Section 4.2 which breach could reasonably be expected to have a material adverse affect on the rights of MSFC or the Administrator or on the ability of the Seller to perform its obligations hereunder, by notice then given in writing to the Seller, the Administrator may direct the Seller to accept the retransfer of all of the Assets, in which case the Seller shall be obligated to accept retransfer of such Assets on a Settlement Date specified by the Seller (such date, the "Retransfer Date") and to terminate all Hedge Transactions prior to the Retransfer Date. The Seller shall deposit on the Retransfer Date an amount equal to the deposit amount provided below for such Assets in the Collection Account for distribution in accordance with Section 2.7(a) or 2.9(b), as applicable. The deposit amount (the "Retransfer Amount") for such retransfer will be equal to the (A) sum of (i) the Aggregate Unpaids, (ii) all Yield accrued and to accrue, as reasonably determined by the Administrator, and (iii) all Hedge Breakage Costs and any other amounts payable by Seller under or with respect to any Hedging Agreement minus (B) the amount, if any, available in the Collection Account on such Settlement Date. On the Retransfer Date, provided that full Retransfer Amount has been deposited into the Collection Account, the Assets shall be transferred to the Seller; and the Administrator shall, at the sole expense of the Servicer, execute and deliver such instruments of transfer, in each case without recourse, representation or warranty, as shall be prepared and reasonably requested by the Servicer on behalf of the Seller to vest in the Seller, or its designee or assignee, all right, title and interest of the Administrator in, to and under the Assets. If the Administrator gives a notice directing the Seller to accept such a retransfer as provided above, the obligation of Seller to accept a retransfer pursuant to this Section 5.6 shall constitute the sole remedy respecting a breach of the representations and warranties contained in Section 4.2 available to MSFC and the Administrator.

         Section 5.7 Year 2000 Compatibility.

         The Seller shall take all action necessary to assure that, prior to January 1, 2000, the Seller's computer system is able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Administrator or the Backup Servicer, the Seller shall provide assurance acceptable to the Administrator or the Backup Servicer of the Seller's year 2000 compatibility.

                                   ARTICLE VI

                    ADMINISTRATION AND SERVICING OF CONTRACTS

         Section 6.1 Appointment and Acceptance; Duties.

(a) Appointment of Initial Servicer and Collateral Custodian. Fidelity is hereby appointed as Servicer pursuant to this Agreement. Fidelity accepts the appointment and agrees to act as the Servicer pursuant to this Agreement. Fidelity may delegate its duties and obligations as Servicer to any of its Affiliates on the condition that each such Affiliate (acting as a subservicer) shall agree to perform the duties and obligations of the Servicer; provided, however, that notwithstanding such delegation, Fidelity shall remain primarily liable for the performance of the duties and obligations so delegated and the Administrator and MSFC shall have the right to look solely to Fidelity for such performance; provided further, however, that the Administrator may at any time following the occurrence and during the continuance of a Termination Event replace any subservicer. Harris Trust and Savings Bank is hereby appointed as Collateral Custodian pursuant to this Agreement. Harris Trust and Savings Bank accepts the appointment and agrees to act as the Collateral Custodian pursuant to this Agreement.

(b) General Duties. The Servicer will manage, service, administer, collect and enforce the Assets in the Asset Pool on behalf of the Seller, MSFC and the Hedge Counterparties (the "Servicing Duties") and will have full power and authority to do any and all things in connection with the performance of the Servicing Duties which it deems necessary or desirable; provided, however, that nothing it does may contravene the provisions of this Agreement. The Servicer will perform the Servicing Duties with reasonable care, using that degree of skill and attention that a prudent person engaging in such activities would exercise, but in any event shall not act with less care than the Servicer exercises with respect to all comparable contracts that it services for itself or others. The Servicing Duties will include, without limitation, collection and posting of all payments, responding to inquiries of Obligors regarding the Assets in the Asset Pool, investigating delinquencies and making Servicer Advances, remitting payments to the Administrator and other Persons entitled thereto in a timely manner, furnishing monthly, quarterly and annual statements with respect to collections and payments in accordance with the provisions of this Agreement, and maintaining the perfected first priority security interest of the Administrator in the Assets. The Servicer will follow customary standards, policies, and procedures and will have full power and authority, acting alone, to do any and all things in connection with the performance of the Servicing Duties that it deems necessary or desirable. If the Servicer commences a legal proceeding to enforce a Defaulted Contract or commences or participates in a legal proceeding (including a bankruptcy proceeding) relating to or involving an Asset in the Asset Pool, the Administrator will be deemed to have automatically assigned the related Contract to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Administrator, pursuant to this Section 6.1(b), to execute and deliver, on behalf of itself and the Administrator, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceedings. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a

Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, then the Administrator will, at the Servicer's expense and direction, take steps on behalf of the Administrator to enforce the Contract, including bringing suit in the name of the Administrator.

(c) Disposition Upon Termination of Contract. Upon the termination of a Contract included in the Asset Pool as a result of a default by the Obligor thereunder the Servicer will use commercially reasonable efforts to dispose of any related Equipment. Without limiting the generality of the foregoing, the Servicer may dispose of any such Equipment by purchasing such Equipment or by selling such Equipment to any of its Affiliates for a purchase price equal to the fair market value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Administrator setting forth the Contract, the Equipment, the sale price of the Equipment and certifying that such sale price is the fair market value of such Equipment.

(d) Further Assurances. The Administrator will, at the sole expense of the Servicer, furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

(e) Custodial Duties. The Collateral Custodian shall take and retain custody of the Contract Files delivered by the Seller pursuant to Section 3.3 in accordance with the terms and conditions of this Agreement, all for the benefit of the Administrator and MSFC and subject to the Lien thereon in favor of the Administrator. Within five Business Days of its receipt of any Contract File, the Collateral Custodian shall review the related Contract to verify that such Contract has been executed and has no missing or mutilated pages and to confirm (in reliance on the related contract number and Lessee name) that such Contract is referenced on the related list of Contracts. In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Contract Files hereunder to the Collateral Custodian, the Servicer shall provide to the Collateral Custodian an electronic file (in EXCEL or a comparable format) that contains the related list of Contracts or which otherwise contains the Contract number and the name of the Lessee with respect to each related Contract. If, at the conclusion of such review, the Collateral Custodian shall determine that such Contract is not executed or in proper form on its face, or that it is not referenced on such list of Contracts, the Collateral Custodian shall promptly notify the Seller and the Administrator of such determination by providing a written report to such Persons setting forth, with particularity, the lack of execution of such Contract, that such Contract has missing or mutilated pages, or the fact that such Contract was not referenced on the related list of Contracts. In addition, unless instructed otherwise in writing by the Seller or the Administrator within 10 days of the Collateral Custodian's delivery of such report, the Collateral Custodian shall return any Contract not referenced on such list of Contracts to the Seller. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Contract File.

         In taking and retaining custody of the Contract Files, the Collateral Custodian shall be deemed to be acting as the agent of the Administrator; provided, however, that the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Contract Files or the instruments therein; provided further, however, that the Collateral Custodian's duties as agent shall be limited to those expressly contemplated herein. All Contract Files shall be kept in fireproof vaults or cabinets at the locations specified on Schedule IV, or at such other office as shall be specified to the Administrator by the Collateral Custodian in a written notice delivered at least 45 days prior to such change. All Contract Files shall be placed together in a separate file cabinet with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. All Contract Files shall be clearly segregated from any other documents or instruments maintained by the Collateral Custodian. The Collateral Custodian shall clearly indicate that such Contract Files are the sole property of the Seller and that the Seller has granted an interest therein to the Administrator. In performing its duties, the Collateral Custodian shall use the same degree of care and attention as it employs with respect to similar Contracts which it holds as Collateral Custodian.

(f) Concerning the Collateral Custodian.

(i) The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and which in good faith it reasonably believes to be genuine and which has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected by in acting upon (A) the written instructions of any designated officer of the Administrator or (B) the verbal instructions of the Administrator.

(ii) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(iii) The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything which it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission.

(iv) The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Contracts, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Contracts. The Collateral Custodian shall not be obligated to take any legal action hereunder which might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(v) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.

(vi) The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(vii) It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Contracts.

         Section 6.2 Collection of Payments.

(a) Collection Efforts, Modification of Contracts. The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts in the Asset Pool as and when the same become due, and will follow those collection procedures which it follows with respect to all comparable Contracts that it services for itself or others. The Servicer may not waive, modify or otherwise vary any provision of a Contract. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing any Contract in the Asset Pool.

(b) Prepaid Contract. The Servicer may not permit a Contract in the Asset Pool to become a Prepaid Contract (which shall not include a Contract that becomes a Prepaid Contract due to a Casualty Loss), unless (x) the Servicer provides an Additional Contract or (y) such prepayment will not result in the Collection Account receiving an amount (the "Prepayment Amount") less than the sum of (A) the Discounted Contract Balance on the date of such prepayment calculated using the applicable Blended Discount Rate in effect on the date of such payment, (B) any outstanding Servicer Advances thereon (and to the extent not included therein any accrued and unpaid interest) and (C) all Hedge Breakage Costs owing to the relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement as the result of any such Contract becoming a Prepaid Contract. After a Termination Event has occurred, the Servicer may not permit a Contract in the Asset Pool to become a Prepaid Contract (which shall not include a Contract that becomes a Prepaid Contract due to a Casualty Loss), unless the Servicer collects an amount equal to the sum of (A) the Discounted Contract Balance on the date of such prepayment calculated using the applicable Blended Discount Rate in effect on the date of payment, (B) any outstanding Servicer Advances thereon (and to the extent not included therein any accrued and unpaid interest) and (C) all Hedge Breakage Costs owing to the relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement as the result of any such Contract becoming a Prepaid Contract.

(c) Acceleration. The Servicer shall accelerate the maturity of all or any Scheduled Payments under any Contract in the Asset Pool under which a default under the terms thereof has occurred and is continuing (after the lapse of any applicable grace period) promptly after such Contract becomes a Defaulted Contract.

(d) Taxes and other Amounts. To the extent provided for in any Contract in the Asset Pool, the Servicer will use its best efforts to collect all payments with respect to amounts due for taxes, assessments and insurance premiums relating to such Contracts or the Equipment and remit such amounts to the appropriate Governmental Authority or insurer on or prior to the date such payments are due.

(e) Payments to Lock-Box Account. On or before the Closing Date with respect to the Existing Contracts and on or before the relevant Addition Date, with respect to Additional Contracts, the Servicer shall have instructed all Obligors to make all payments in respect of the Contracts in the Asset Pool to a Lock-Box or directly to a Lock-Box Account.

(f) Establishment of the Collection Account. The Servicer shall cause to be established, on or before the Closing Date, and maintained in the name of the Administrator, with an office or branch of a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank) a segregated corporate trust account (the "Collection Account"); provided, however, that at all times such depository institution or trust company shall be a depository institution organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) (A) which has either (1) a long-term unsecured debt rating of A- or better by S&P and A-3 or better by Moody's or (2) a short-term unsecured debt rating or certificate of deposit rating of A-1 or better by S&P or P-1 or better by Moody's, (B) the parent corporation of which has either (1) a long-term unsecured debt rating of A-or better by S&P and A-3 or better by Moody's or (2) a short-term unsecured debt rating or certificate of deposit rating of A-1 or better by S&P and P-1 or better by Moody's or (C) is otherwise acceptable to the Administrator and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (any such depository institution or trust company, a "Qualified Institution").

         Section 6.3 Servicer Advances.

         For each Monthly Period, if the Servicer determines that any Scheduled Payment (or portion thereof) which was due and payable pursuant to a Contract in the Asset Pool during such Monthly Period was not received prior to the end of such Monthly Period, the Servicer may make an advance in an amount up to the amount of such delinquent Scheduled Payment (or portion thereof); in addition, if on any day there are not sufficient funds on deposit in the Collection Account to pay accrued Yield of any Asset Interest the Monthly Period of which ends on such day, the Servicer shall make an advance in the amount necessary to pay such Yield (in either case, any such advance, a "Servicer Advance"). Notwithstanding the preceding sentence, (i) the Servicer shall be required to make a Servicer Advance with respect to any Contract if, and only if, the Servicer determines (such determination to be conclusive and binding) in good faith that such Servicer Advance will ultimately be recoverable from future collections on, or the liquidation of, the Asset Pool and payments by one or more Hedge Counterparties under one or more Hedging Agreements, (ii) the Servicer's obligation to make a Servicer Advance for any Contract shall cease on the day such Contract becomes a Defaulted Contract or is charged-off pursuant to the Servicer's Credit and Collection Policies and (iii) any successor Servicer, including the Backup Servicer, will not be obligated to make any Servicer Advances. The Servicer will deposit any Servicer Advances into the Collection Account on or prior to 11:00 A.M. (New York City time) on the related Settlement Date, in immediately available funds.

         Section 6.4 Realization Upon Defaulted Contract.

         The Servicer will use reasonable efforts to repossess or otherwise comparably convert the ownership of any Equipment relating to a Defaulted Contract and will act as sales and processing agent for Equipment which it repossesses. The Servicer will follow such other practices and procedures as it deems necessary or advisable and as are customary and usual in its servicing of contracts and other actions by the Servicer in order to realize upon such Equipment, which practices and procedures may include reasonable efforts to enforce all obligations of Obligors and repossessing and selling such Equipment at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, the Servicer may sell any such Equipment to the Servicer or its Affiliates for a purchase price equal to the then fair market value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Administrator setting forth the Contract, the Equipment, the sale price of the Equipment and certifying that such sale price is the fair market value of such Equipment. In any case in which any such Equipment has suffered damage, the Servicer will not expend funds in connection with any repair or toward the repossession of such Equipment unless it reasonably determines that such repair and/or repossession will increase the Recoveries by an amount greater than the amount of such expenses. The Servicer will remit to the Collection Account the Recoveries received in connection with the sale or disposition of Equipment relating to a Defaulted Contract.

         Section 6.5 Maintenance of Insurance Policies.

         The Servicer will use its best efforts to ensure that each Obligor maintains an Insurance Policy with respect to the related Equipment in an amount at least equal to the sum of the Discounted Contract Balance of the related Contract and shall ensure that each such Insurance Policy names the Servicer as loss payee and as an insured thereunder; provided, however, that the Servicer, in accordance with its Credit and Collection Policy, may allow Obligors to self-insure. Additionally, the Servicer will require that each Obligor maintain property damage liability insurance during the term of each Contract in amounts and against risks customarily insured against by the Obligor on equipment owned by it. If an Obligor fails to maintain property damage insurance, the Servicer may purchase and maintain such insurance on behalf of, and at the expense of, the Obligor. In connection with its activities as Servicer, the Servicer agrees to present, on behalf of the Administrator, claims to the insurer under each Insurance Policy and any such liability policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of each Contract. The Servicer's Insurance Policies with respect to the related Equipment will insure against liability for personal injury and property damage relating to such Equipment, will name the Administrator as loss payee and as an insured thereunder and will contain a breach of warranty clause.

         Section 6.6 Representations and Warranties of Servicer.

         The Servicer represents and warrants to the Administrator, MSFC, the Collateral Custodian and Backup Servicer that, as of the Closing Date and on each Addition Date, insofar as any of the following affects the Servicer's ability to perform its obligations pursuant to this Agreement in any material respect:

(a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of Pennsylvania with all requisite corporate power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to the Transaction Documents.

(b) Due Qualification. The Servicer is qualified to do business as a corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of all jurisdictions in which the ownership or lease of its property and or the conduct of its business (other than the performance of its obligations hereunder) requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved would not have an adverse effect on the interests of the Seller or of the Administrator or MSFC. The Servicer is qualified to do business as a corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of all states in which the performance of its obligations pursuant to the Transaction Documents requires such qualification, standing, license or approval and where the failure to qualify or obtain such license or approval would have material adverse effect on its ability to perform under any Transaction Document.

(c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver the Transaction Documents to which the Servicer is a party and to carry out their respective terms. The Servicer has duly authorized the execution, delivery and performance of the Transaction Documents to which the Servicer is a party by all requisite corporate action. The execution, delivery and performance of the Transaction Documents does not contravene the Servicer's Certificate of Incorporation or by-laws.

(d) No Violation. The consummation of the transactions contemplated by, and the fulfillment of the terms of, the Transaction Documents by the Servicer (with or without notice or lapse of time) will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Servicer, or any term of any agreement, indenture, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or (iii) violate any law, regulation, order, writ, judgment, injunction, decree, determination or award of any Governmental Authority applicable to the Servicer or any of its properties.

(e) No Consent. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over the Servicer or any of its properties is required to be obtained by or with respect to the Servicer in order for the Servicer to enter into any Transaction Document or perform its obligations hereunder or thereunder.

(f) Binding Obligation. The Transaction Documents to which the Servicer is a party each constitute a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with their respective terms, except as such enforceability may be limited by (i) applicable Insolvency Laws and (ii) general principles of equity (whether considered in a suit at law or in equity).

(g) No Proceeding. There are no proceedings or investigations pending or threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of any Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document or (iii) seeking any determination or ruling that might (in the reasonable judgment of the Servicer) materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, any Transaction Document.

(h) Reports Accurate. No Servicer Certificate, information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Servicer to the Administrator or MSFC in connection with any Transaction Document is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Administrator or MSFC, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

         Section 6.7 Representations and Warranties of Backup Servicer and Collateral Custodian.

         Each of the Backup Servicer and the Collateral Custodian represents and warrants to the Administrator and MSFC that, as of the Closing Date and on each Addition Date, insofar as any of the following affects the Backup Servicer's or the Collateral Custodian's, as the case may be, ability to perform its obligations pursuant to this Agreement or, with respect to the Collateral Custodian, the Custodial Agreement, in any material respect:

(a) Organization and Good Standing. Harris Trust and Savings Bank is an Illinois banking corporation duly organized, validly existing and in good standing under the laws of the State of Illinois with all requisite corporate power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to this Agreement and the Custodial Agreement.

(b) Power and Authority. Each of the Backup Servicer and the Collateral Custodian has the corporate power and authority to execute and deliver this Agreement and, with respect to the Collateral Custodian, the Custodial Agreement, and to carry out their respective terms. Each of the Backup Servicer and the Collateral Custodian has duly authorized the execution, delivery and performance of this Agreement and, with respect to the Collateral Custodian, the Custodial Agreement, by all requisite corporate action.

(c) No Violation. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement and, with respect to the Collateral Custodian, the Custodial Agreement, by the Backup Servicer and the Collateral Custodian will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, the charter or bylaws of the Backup Servicer or the Collateral Custodian, or any term of any material agreement, indenture, mortgage, deed of trust or other instrument to which the Backup Servicer or the Collateral Custodian is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or (iii) violate any law, regulation, order, writ, judgment, injunction, decree, determination or award of any Governmental Authority applicable to Harris Trust and Savings Bank or any of its properties that might (in the reasonable judgment of the Backup Servicer or the Collateral Custodian, as the case may be) materially and adversely affect the performance by the Backup Servicer or the Collateral Custodian of its obligations under, or the validity or enforceability of, this Agreement or, with respect to the Collateral Custodian, the Custodial Agreement.

(d) No Consent. No consent, approval, authorization, order, registration, filing, qualification, license or permit (collectively, the "Consents") of or with any Governmental Authority having jurisdiction over the Backup Servicer or the Collateral Custodian or any of its respective properties is required to be obtained by or with respect to the Backup Servicer or the Collateral Custodian in order for the Backup Servicer or the Collateral Custodian, as the case may be, to enter into this Agreement or, with respect to the Collateral Custodian, the Custodial Agreement, or perform its obligations hereunder or thereunder (except with respect to performance only, such

Consents as the Backup Servicer or the Collateral Custodian, as the case may be, may need to obtain prior to the commencement of its performance of its duties hereunder or thereunder in the certain jurisdictions outside of Illinois; provided, however, that in lieu of obtaining for itself the requisite Consents, the Backup Servicer or the Collateral Custodian, as the case may be, may and shall be permitted to delegate the performance of its duties to parties having the requisite Consents in such jurisdictions; provided, however, in the case of such delegation of performance the Backup Servicer or the Collateral Custodian, as the case may be, shall not be relieved of their responsibility under this Agreement or, with respect to the Collateral Custodian, the Custodial Agreement, with respect to such duties).

(e) Binding Obligation. This Agreement and, with respect to the Collateral Custodian, the Custodial Agreement constitutes a legal, valid and binding obligation of Harris Trust and Savings Bank, enforceable against the Backup Servicer and the Collateral Custodian in accordance with their respective terms, except as such enforceability may be limited by (i) applicable Insolvency Laws and (ii) general principles of equity (whether considered in a suit at law or in equity).

(f) No Proceeding. There are no proceedings or investigations pending or, to the best of its knowledge, threatened, against the Backup Servicer or the Collateral Custodian, before any Governmental Authority (i) asserting the invalidity of this Agreement or, with respect to the Collateral Custodian, the Custodial Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or, with respect to the Collateral Custodian, the Custodial Agreement, or (iii) seeking any determination or ruling that might (in the reasonable judgment of the Backup Servicer or the Collateral Custodian, as the case may be) materially and adversely affect the performance by the Backup Servicer or the Collateral Custodian of its obligations under, or the validity or enforceability of, this Agreement or, with respect to the Collateral Custodian, the Custodial Agreement.

         Section 6.8 Covenants of Servicer.

         The Servicer hereby covenants that:

(a) Compliance with Law. The Servicer will comply with all laws and regulations of any Governmental Authority applicable to the Servicer or the Contracts in the Asset Pool and related Equipment and Contract Files or any part thereof.

(b) Obligations with Respect to Contracts; Modifications. The Servicer will duly fulfill and comply with all obligations on the part of the Seller to be fulfilled or complied with under or in connection with each Contract in the Asset Pool and will do nothing to impair the rights of the Administrator or of MSFC in, to and under the Assets. The Servicer will perform such obligations under the Contracts in the Asset Pool and will not change or modify the Contracts.

(c) Preservation of Security Interest. The Servicer will execute and file such financing and continuation statements and any other documents which may be required by any law or regulation of any Governmental Authority to preserve and protect fully the interest of the Administrator in, to and under the Assets.

(d) No Bankruptcy Petition. Prior to the date that is one year and one day after the payment in full of all amounts owing in respect of all outstanding commercial paper issued by MSFC, the Servicer will not institute against the Seller or MSFC, or join any other Person in instituting against the Seller or MSFC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 6.9(d) will survive the termination of this Agreement.

(e) Year 2000 Compatibility. The Servicer shall take all action necessary to assure that, prior to January 1, 2000, the Servicer's computer system is able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Administrator or the Backup Servicer, the Servicer shall provide assurance acceptable to the Administrator or the Backup Servicer of the Servicer's year 2000 compatibility.

(f) Tangible Net Worth. The Servicer shall maintain a Tangible Net Worth of at least $8,000,000.

         Section 6.9 Covenants of Backup Servicer and Collateral Custodian.

         Each of the Backup Servicer and the Collateral Custodian hereby covenants that:

(a) Contract Files. The Collateral Custodian will not dispose of any documents constituting the Contract Files in any manner which is inconsistent with the performance of its obligations as the Collateral Custodian and will not dispose of any Contract except as contemplated by this Agreement and the Custodial Agreement.

(b) Compliance with Law. Each of the Backup Servicer and the Collateral Custodian will comply with all laws and regulations of any Governmental Authority applicable to the Backup Servicer and the Collateral Custodian.

(c) No Bankruptcy Petition. Prior to the date that is one year and one day after the payment in full of all amounts owing in respect of all outstanding commercial paper issued by MSFC, neither the Backup Servicer nor the Collateral Custodian will institute against the Seller or MSFC, or join any other Person in instituting against the Seller or MSFC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This
Section 6.9(d) will survive the termination of this Agreement.

(d) Location of Contract Files. The Contract Files shall remain at all times in the possession of the Collateral Custodian at the address set forth herein unless notice of a different address is given in accordance with the terms hereof.

(e) No Changes in Backup Servicer and Collateral Custodian Fee. The Backup Servicer and Collateral Custodian will not make any changes to the fees set forth in the Backup Servicer and Collateral Custodian Fee Letter without the prior written approval of the Administrator.

(f) Year 2000 Compatibility. The Backup Servicer and Collateral Custodian shall take all action necessary to assure that, prior to January 1, 2000, the Backup Servicer and Collateral Custodian's relevant computer system designated for the administration of the transactions contemplated hereby is able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Administrator, the Backup Servicer and Collateral Custodian shall provide assurance acceptable to the Administrator of the Backup Servicer and Collateral Custodian's year 2000 compatibility.

         Section 6.10 Servicing Compensation.

         As compensation for its servicing activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to receive a servicing fee (the "Servicing Fee") in respect of each Monthly Period (or portion thereof) equal to one-twelfth of the product of (A) the Servicing Fee Rate and (B) the ADCB as on the most recent Determination Date, such Servicing Fee to be payable monthly in arrears on each Settlement Date to the extent of funds available therefor pursuant to the provisions of Section 2.7 or 2.9, as applicable.

         Section 6.11 Custodial Compensation.

         As compensation for its custodial activities hereunder and reimbursement for its expenses, the Collateral Custodian shall be entitled to receive a custodial fee (the "Custodial Fee") as provided in the Backup Servicer and Collateral Custodian Fee Letter.

         Section 6.12 Payment of Certain Expenses by Servicer.

         The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of independent accountants, Taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Seller, but excluding Liquidation Expenses incurred as a result of activities contemplated by Section 6.4. The Servicer will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Collection Account and the Lock-Box Account. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

         Section 6.13 Reports.

(a) Monthly Report. With respect to each Determination Date and the related Monthly Period, the Servicer will provide to the Seller, the Administrator and the Backup Servicer, on the related Reporting Date, a monthly statement (a "Monthly Report"), signed by a Responsible Officer of the Servicer and substantially in the form of Exhibit E.

(b) Servicer's Certificate. Together with each Monthly Report, the Servicer shall submit to the Administrator a certificate (a "Servicer's Certificate"), signed by a Responsible Officer of the Servicer and substantially in the form of Exhibit F.

(c) Financial Statements. The Servicer will submit to the Administrator and the Backup Servicer, within 45 days of the end of each of its fiscal quarters, commencing with the quarter ended December 31, 1998 unaudited financial statements (including an analysis of delinquencies and losses for each fiscal quarter) as of the end of each such fiscal quarter. The Servicer will submit to the Administrator and Backup Servicer, within 90 days of the end of each of its fiscal years, commencing with the fiscal year ended September 30, 1998 audited financial statements (including an analysis of delinquencies and losses for each fiscal year describing the causes thereof and sufficient to determine whether a Termination Event has occurred or is reasonably likely to occur and otherwise reasonably satisfactory to the Administrator) as of the end of each such fiscal year.

         Section 6.15 Annual Statement as to Compliance.

         The Servicer will provide to the Administrator and the Backup Servicer, on or prior to December 31 of each year, commencing December 31, 1998, an annual report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer's performance pursuant to the Transaction Documents, for the period ending on the last day of the immediately preceding fiscal year has been made under such Person's supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under the Transaction Documents throughout such year and no Servicer Default has occurred and is continuing (or if a Servicer Default has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if a Servicer Default occurred during such year and no notice thereof has been given to the Administrator, specifying such Servicer Default and the steps taken to remedy such event).

         Section 6.16 Annual Independent Public Accountant's Servicing Reports.

         The Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish to the Administrator and the Backup Servicer, on or prior to September 30 of each year, commencing September 30, 1999, (i) a report relating to the previous fiscal year to the effect that (A) such firm has reviewed certain documents and records relating to the servicing of the Contracts in the Asset Pool, and (B) based on such examination, such firm is of the opinion that the Monthly Reports for such year were prepared in compliance with this Agreement, except for such exceptions as it believes to be immaterial and such other exceptions as will be set forth in such firm's report and (ii) a report covering the preceding fiscal year to the effect that such accountants have applied certain agreed-upon procedures to certain documents and records relating to the servicing of Contracts under the Transaction Documents, compared the information contained in the Servicer's Certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Article VI of this Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement. In the event such firm requires the Backup Servicer to agree to the procedures performed by such firm, the Servicer shall direct the Backup Servicer in writing to so agree; it being understood and agreed that the Backup Servicer will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Backup Servicer makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         Section 6.16 Adjustments.

         If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Contract in the Asset Pool and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

         Section 6.17 Merger or Consolidation of the Servicer.

         The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Servicer is the surviving entity and unless:

(i) the Servicer has delivered to the Administrator and the Backup Servicer an Officer's Certificate and an Opinion of Counsel each stating that any consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 6.17 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Administrator may reasonably request;

(ii) the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrator; and

(iii) after giving effect thereto, no Termination Event or Unmatured Termination Event shall have occurred.

         Section 6.18 Limitation on Liability of the Servicer and Others.

         Except as provided herein, neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Administrator, MSFC or any other Person for any action taken or for refraining from the taking of any action pursuant to any Transaction Document whether arising from express or implied duties under the Transaction Documents; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct thereunder.

         Section 6.19 Indemnification of the Seller, the Backup Servicer, the Collateral Custodian, the Administrator and the MSFC.

         Without limiting any other rights that the Seller, the Backup Servicer, the Collateral Custodian, the Administrator or MSFC or any of their respective Affiliates or directors, officers, employees or agents (collectively, the "Indemnified Persons") may have under any Transaction Documents or under applicable law, the Servicer hereby agrees to indemnify and hold harmless each Indemnified Person, from and against any and all damages, losses, claims, liabilities, judgements, awards, settlements and related costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements but excluding allocations of overhead expenses of any such Indemnified Party or other non-monetary damages of any such Indemnified Party (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by such Indemnified Person by reason of any acts, omissions or alleged acts or omissions of the Servicer or otherwise incurred in connection with the transactions contemplated by the Transaction Documents. Notwithstanding the foregoing, the Servicer shall not indemnify an Indemnified Person if such Indemnified Amount results or arises (i) as a result of fraud, gross negligence or breach of fiduciary duty by such Indemnified Person; and (ii) under any federal, state or local income or franchise taxes or any other Tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Seller, the Backup Servicer, the Collateral Custodian, the Administrator or MSFC in connection herewith to any taxing authority. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. If the Servicer has made any indemnity payment pursuant to this Section 6.19 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts, the recipient shall repay to the Servicer an amount equal to the amount it has collected from others (and does not have to repay to such others) in respect of such Indemnified Amounts. Without limiting the foregoing, the Servicer shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:

(i) any Purchased Asset treated as, or represented to be, an Eligible Contract which is not at the applicable time an Eligible Contract;

(ii) reliance on any representation or warranty made or deemed made by the Servicer or any of its respective officers under or in connection with any Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(iii) the failure by the Servicer to comply with any term, provision or covenant contained in any Transaction Document or any agreement executed in connection with any Transaction Document, or with any applicable law, rule or regulation with respect to any Asset, the related Contract, or the nonconformity of any Asset, the related Contract with any such applicable law, rule or regulation;

(iv) the failure to vest and maintain vested in the Administrator or to transfer to the Administrator an undivided ownership interest in the Assets, together with all Collections, free and clear of any Adverse Claim whether existing at the time of any Purchase or at any time thereafter;

(v) the failure to monitor that, as of the close of business on each Business Day prior to the Termination Date, the amount of Capital outstanding less than or equal to the lesser of (x) the Purchase Limit on such Business Day or (y) the Capital Limit on such Business Day;

(vi) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Assets which are, or are purported to be, Pool Assets, whether at the time of any Purchase or at any subsequent time;

(vii) any failure of the Servicer to perform its duties or obligations in accordance with the provisions of the Transaction Documents;

(viii) the failure to monitor that the Seller has paid when due any Taxes for which the Seller is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Pool Assets;

(ix) the commingling of Collections of Pool Assets at any time with other funds;

(x) any failure to monitor that the Seller has given reasonably equivalent value to the Originator in consideration for the transfer by the Originator to the Seller of any Assets;

(xi) the failure of the Servicer or any of its respective agents or representatives to remit Collections of Pool Assets in accordance herewith; or

(xii) any amounts payable under the Hedge Transactions for any Settlement Period in excess of Interest Collections for such Settlement Period or any failure of the Hedge Transactions to comply at all times with the requirements of Section 5.4, including, without limitation, having a Hedge Notional Amount that complies at all times with Section 5.4(iii).

Any amounts subject to the indemnification provisions of this Section 6.19 shall be paid by the Servicer to the Indemnified Person within two Business Days following its demand therefor. Notwithstanding the foregoing, if any such amounts are paid pursuant to Section 2.9(b), then the Servicer shall immediately deposit the amount so paid into the Collection Account for subsequent distribution in accordance with Section 2.9(b).

         If for any reason the indemnification provided above in this Section
6.19 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, then Servicer shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Person on the one hand and Servicer on the other hand but also the relative fault of such Indemnified Person as well as any other relevant equitable considerations.

         The parties hereto agree that the provisions of this Section 6.19 shall not be interpreted to provide recourse to the Seller against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, related Obligor on, any Pool Asset.

         Any indemnification pursuant to this Section shall not be payable from the Assets.

         The obligations of the Servicer under this Section 6.19 shall survive the resignation or removal of the Administrator, the Backup Servicer or the Collateral Custodian and the termination of this Agreement.

         Section 6.20 The Servicer Not to Resign.

         The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer's determination that (i) the performance of its duties hereunder is or becomes impermissible under applicable law and
(ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrator and the Backup Servicer. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.25.

         Section 6.21 Access to Certain Documentation and Information Regarding the Contracts.

         The Collateral Custodian shall provide to the Administrator access to the Contract Files and all other documentation regarding the Contracts in the Asset Pool and the related Equipment in such cases where the Administrator is required in connection with the enforcement of the rights or interests of the Administrator or MSFC, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon two Business Days prior written request, (ii) during normal business hours and (iii) subject to the Servicer's and Collateral Custodian's normal security and confidentiality procedures. Prior to the Closing Date and periodically thereafter at the discretion of the Administrator, the Administrator may review the Servicer's collection and administration of the Contracts in order to assess compliance by the Servicer with the Credit and Collection Policy, as well as with the Transaction Documents and may conduct an audit of the Contracts and Contract Files in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time.

         Section 6.22 Backup Servicer.

(a) On or before the date on which the initial Purchase occurs, and until the receipt by the Servicer of a Termination Notice, the Backup Servicer shall perform, on behalf of the Administrator and MSFC, the following duties and obligations:

(i) On or before the Closing Date, the Backup Servicer shall accept from the Servicer delivery of the information required to be set forth in the Monthly Reports in hard copy and on computer tape; provided, however, the computer tape is in an MS-DOS, PC readable ASCII format or format to be agreed upon by the Backup Servicer and the Servicer on or prior to closing.

(ii) Not later than 12:00 noon New York time two Business Days prior to each Reporting Date, the Backup Servicer shall accept delivery of tape from the Servicer, which shall include but not be limited to the following information: the name, number and name of the related Lessee for each Contract, the collection status, the contract status, the principal balance and the ADCB (the "Tape").

         The Servicer shall provide, or cause the Subservicer to provide, the Tape on each Reporting Date as described above.

(b) On or before the date on which the initial Purchase occurs, and until the receipt by the Servicer of a Termination Notice, the Backup Servicer shall perform, on behalf of MSFC and the Administrator, the following duties and obligations:

(i) Prior to the related Settlement Date, the Backup Servicer shall review the Monthly Report to ensure that it is complete on its face and that the following items in such Monthly Report have been accurately calculated, if applicable, and reported: (A) the ADCB, (B) the Backup Servicing Fee, (C) the average ADCB, (D) the Contracts with any Scheduled Payment 30-60 days past due, (E) the Contracts with any Scheduled Payment 61-90 days past due, (E) the Contracts with any Scheduled Payment 90+ days past due, (F) the Contracts that are Defaulted Contracts, (G) the Delinquency Ratio and (H) the Default Ratio. The Backup Servicer shall notify the Administrator and the Servicer of any disagreements with the Monthly Report based on such review not later than the Business Day preceding such Settlement Date to such Persons.

(ii) If the Servicer disagrees with the report provided under paragraph (i) above by the Backup Servicer or if the Servicer or any subservicer has not reconciled such discrepancy, the Backup Servicer agrees to confer with the Servicer to resolve such disagreement on or prior to the next succeeding Determination Date and shall settle such discrepancy with the Servicer if possible, and notify the Administrator of the resolution thereof. The Servicer hereby agrees to cooperate at its own expense, with the Backup Servicer in reconciling any discrepancies herein. If within 20 days after the delivery of the report provided under paragraph (i) above by the Backup Servicer, such discrepancy is not resolved, the Backup Servicer shall promptly notify the Administrator of the continued existence of such discrepancy. Following receipt of such notice by the Administrator, the Servicer shall deliver to the Administrator, MSFC and the Backup Servicer no later than the related Settlement Date a certificate describing the nature and amount of such discrepancies and the actions the Servicer proposes to take with respect thereto.

         With respect to the foregoing, the Backup Servicer, in the performance of its duties and obligations hereunder, is entitled to rely conclusively, and shall be fully protected in so relying, on the contents of each Tape, including, but not limited to, the completeness and accuracy thereof, provided by the Servicer.

(c) After the receipt of an effective Termination Notice by the Servicer in accordance with this Agreement, all authority, power, rights and responsibilities of the Servicer, under this Agreement, whether with respect to the Contracts or otherwise shall pass to and be vested in the Backup Servicer, subject to and in accordance with the provisions of Section 6.25, as long as the Backup Servicer is not prohibited by an applicable provision of law from fulfilling the same, as evidenced by an Opinion of Counsel.

(d) Any Person (i) into which the Backup Servicer may be merged or consolidated,
(ii) which may result from any merger or consolidation to which the Backup Servicer shall be a party, or (iii) which may succeed to the properties and assets of the Backup Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Backup Servicer hereunder, shall be the successor to the Backup Servicer under this Agreement without further act on the part of any of the parties to this Agreement.

(e) As compensation for its Backup servicing obligations hereunder, the Backup Servicer shall be entitled to receive the backup servicing fee (the "Backup Servicing Fee") as provided in the Backup Servicer and Collateral Custodian Fee Letter in respect of each Monthly Period (or portion thereof) until the first to occur of the date on which the Backup Servicer becomes a Successor Servicer, resigns or is removed as Backup Servicer or termination of this Agreement.

(f) The Backup Servicer may resign at any time by not less than 120 days notice to the Administrator, the Servicer, the Seller and the Originator. In addition, the Backup Servicer may be removed without cause by the Administrator by notice then given in writing to the Servicer, the Seller and the Backup Servicer. In the event of any such resignation or removal, the Backup Servicer may be replaced by (i) the Servicer, acting with the consent of the Administrator or
(ii) if no such replacement is appointed within 30 days following such removal or resignation, by the Administrator.

(g) The Backup Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Servicer hereunder. Without limiting the generality of the foregoing, the Backup Servicer, except as expressly set forth in this Agreement, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer may act through its agents, attorneys and custodians in performing any of its duties and obligations under this Agreement, it being understood by the parties hereto that the Backup Servicer will be responsible for any misconduct or negligence on the part of such agents, attorneys or custodians acting on the routine and ordinary day-to-day operations for and on behalf of the Backup Servicer. Neither the Backup Servicer nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages or expenses which result from the gross negligence or willful misconduct of it or them or the failure to perform materially in accordance with this Agreement.

(h) The Backup Servicer shall not be liable for any obligation of the Servicer contained in any Transaction Document or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder or thereunder, and the Seller, MSFC, the Administrator, the Collateral Custodian and the Backup Servicer, shall look only to the Servicer to perform such obligations. The Backup Servicer, and the Collateral Custodian shall have no responsibility and shall not be in default under any Transaction Document or incur any liability for any failure, error, malfunction or any delay in carrying out any of their respective duties under any Transaction Document if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party, including the Servicer (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party, (iii) the invalidity or unenforceability of any Asset or Contract under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Asset, Contract or any item of Equipment, or (v) the acts or omissions of any successor Backup Servicer.

         Section 6.23 Identification of Records.

         The Servicer shall clearly and unambiguously identify each Contract in the Asset Pool and the related Equipment in its computer or other records to reflect that such Contracts and Equipment have been transferred to and are owned by the Seller and that an interest therein has been transferred by the Seller pursuant to this Agreement.

         Section 6.24 Servicer Defaults.

         If any one of the following events (a "Servicer Default") shall occur and be continuing:

(a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Administrator as required by this Agreement including, without limitation, while Fidelity is Servicer, any payment required to be made under the Backup Servicer and Collateral Custodian Fee Letter, or to deliver any required Monthly Report or other Required Reports hereunder on or before the date occurring two Business Days after the date such payment, transfer, deposit, instruction of notice or report is required to be made or given, as the case may be, under the terms of this Agreement;

(b) any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in any Transaction Document which has a material adverse effect on the Administrator or MSFC, which continues unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Administrator and (ii) the date on which the Servicer becomes aware thereof;

(c) any representation, warranty or certification made by the Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a material adverse effect on the Administrator or MSFC and which continues to be unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Administrator and (ii) the date on which the Servicer becomes aware thereof;

(d) an Insolvency Event shall occur with respect to the Servicer;

(e) any material delegation of the Servicer's duties which is not permitted by
Section 6.1;

(f) any financial or Asset information reasonably requested by the Administrator or MSFC as provided herein is not reasonably provided as requested;

(g) the rendering against the Servicer of a final judgment, decree or order for the payment of money in excess of U.S. $1,000,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days without a stay of execution;

(h) the failure of the Servicer to make any payment due with respect to aggregate recourse debt or other obligations with an aggregate principal amount exceeding U.S. $1,000,000 or the occurrence of any event or condition which would permit acceleration of such recourse debt or other obligations if such event or condition has not been waived;

(i) any change in the management of the Servicer relating to the positions of President, CEO, Chairman of the Board and Executive Vice President; or

(j) any change in the control of the Servicer which takes the form of either a merger or consolidation in which the Servicer is not the surviving entity.

Notwithstanding anything herein to the contrary, so long as any such Servicer Default shall not have been remedied, the Administrator, by written notice to the Servicer (with a copy to the Backup Servicer) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement.

         Section 6.25 Appointment of Successor Servicer.

(a) On and after the receipt by the Servicer of a Termination Notice pursuant to
Section 6.24, the Servicer shall continue to perform all servicing functions under the Transaction Documents until the date specified in the Termination Notice or otherwise specified by the Administrator in writing or, if no such date is specified in such Termination Notice or otherwise specified by the Administrator, until a date mutually agreed upon by the Servicer and the Administrator. The Administrator may at the time described in the immediately preceding sentence in its sole discretion, appoint the Backup Servicer as the servicer, and the Backup Servicer shall on such date assume all obligations of the servicer, and all authority and power of the Servicer under this Agreement and the Custodial Agreement shall pass to and be vested in the Backup Servicer; provided, however, that the Successor Servicer shall not (i) be responsible or liable for any past actions or omissions of the outgoing Servicer or (ii) be obligated to make Servicer Advances. In the event that the Administrator does not so appoint the Backup Servicer, there is no Backup Servicer or the Backup Servicer is unable to assume such obligations on such date, the Administrator shall as promptly as possible appoint a successor servicer (the Backup Servicer or any such other successor, the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Administrator. If the Administrator within 60 days of receipt of a Termination Notice is unable to obtain any bids from Eligible Servicers and the Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, then the Administrator shall offer the Seller the right to accept retransfer of all the Assets and the Seller may accept re-transfer of all the Assets; provided, however, that if the long-term unsecured debt obligations of the Seller are not rated at the time of such purchase at least investment grade by each rating agency providing a rating in respect of such long-term unsecured debt obligations, no such re-transfer shall occur unless the Seller shall deliver an Opinion of Counsel reasonably acceptable to the Administrator that such re-transfer would not constitute a fraudulent conveyance of the Seller. The amount to be paid and deposited in respect of such re-transfer shall be equal to the sum of the Capital outstanding plus all Yield that has accrued thereon and that will accrue thereon. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Administrator shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than U.S. $50,000,000 and whose regular business includes, without limitation, the servicing of Contracts as the Successor Servicer hereunder.

(b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and the Custodial Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions thereof, and all references in this Agreement and the Custodial Agreement, to the Servicer shall be deemed to refer to the Successor Servicer.

(c) All authority and power granted to the Servicer under the Transaction Documents shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Seller and, without limitation, the Seller is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Seller in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Contracts in the Asset Pool.

(d) Upon the Backup Servicer receiving notice that it is required to serve as the Successor Servicer pursuant to the foregoing provisions of this Section 6.25, the Backup Servicer will promptly begin the transition to its role as Successor Servicer.

(e) The Backup Servicer shall be entitled to receive its reasonable costs incurred in transitioning to Successor Servicer.

         Section 6.26 Notification.

         Upon the Servicer becoming aware of the occurrence of any Servicer Default, the Servicer shall promptly give written notice thereof to the Administrator and the Backup Servicer.

         Section 6.27 Protection of Right, Title and Interest to Assets.

(a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Administrator and of MSFC to the Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the fight, title and interest of the Administrator hereunder to all property comprising the Assets. The Servicer shall deliver to the Administrator file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 6.27(a).

(b) The Servicer will give the Administrator at least 30 days' prior written notice of any relocation of any office from which it services Contracts in the Asset Pool or keeps the Contract Files or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC or any other applicable law governing the perfection of interests in property would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the security interest of the Administrator in the Contracts in the Asset Pool and the proceeds thereof. The Servicer will at all times maintain each office from which it services Contracts in the Asset Pool within the United States of America.

         Section 6.28 Release of Contract Files.

         The Seller may, with the prior written consent of the Administrator (such consent not to be unreasonably withheld), require that the Collateral Custodian release each Contract File (a) delivered to the Collateral Custodian in error, (b) for which a Substitute Contract has been substituted in accordance with Section 2.16, (c) as to which the lien on the related Equipment has been so released pursuant to Section 5.3, (d) which has been retransferred to the Seller pursuant to Section 5.5 or 5.6, or (e) which is required to be redelivered to the Seller in connection with the termination of this Agreement, in each case by submitting to the Collateral Custodian and the Administrator a written request in the form of Exhibit H (signed by both the Seller and the Administrator) specifying the Contracts to be so released and reciting that the conditions to such release have been met (and specifying the section or sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for release executed by the Seller and the Administrator promptly, but in any event within 5 Business Days, release the Contract Files so requested to the Seller.

                                   ARTICLE VII

                               TERMINATION EVENTS

         Section 7.1 [reserved]. Section [reserved].

         Section 7.2 Termination Events.

         If any of the following events ("Termination Events") shall occur:

(a) as of any Reporting Date, the Delinquency Ratio for the preceding Determination Date exceeds 3.0%;

(b) as of any Reporting Date, the Default Ratio for the preceding Determination Date exceeds 2.75%;

(c) the Termination Date shall have occurred;

(d) the level of Capital exceeds the Capital Limit, and such condition as not cured within one Business Day;

(e) the Seller is not in compliance with the Portfolio Concentration Criteria, and such noncompliance is not cured within 5 Business Days;

(f) a Servicer Default occurs and is continuing;

(g) (i) failure on the part of the Seller to make any payment or deposit required by the terms of any Transaction Document on the day such payment or deposit is required to be made, including, without limitation, the payment of all accrued and unpaid Yield on each Settlement Date;

                  (ii) failure on the part of the Seller to observe or perform any of its covenants or agreements set forth in any Transaction Document, which failure has a material adverse effect on the interests of the Administrator or MSFC and which continues unremedied for a period of 30 days or more after written notice or actual knowledge thereof; provided, however, that only a five Business Day cure period shall apply in the case of a failure by the Seller to observe its covenants not to grant a security interest or otherwise intentionally create a Lien on the Contracts;

(h) any representation or warranty made by the Seller in any Transaction Document or any information required to be given by the Seller to the Administrator to identify Contracts pursuant to any Transaction Document, shall prove to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 30 days after written notice or actual knowledge thereof;

(i) the occurrence of an Insolvency Event relating to the Originator, the Seller or the Servicer;

(j) the Seller shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "40 Act") or the arrangements contemplated by the Transaction Documents shall require registration as an "investment company" within the meaning of the 40 Act;

(k) a regulatory, tax or accounting body has ordered that the activities of the Seller or any Affiliate of the Seller, contemplated hereby be terminated or, as a result of any other event or circumstance, the activities of the Seller contemplated hereby may reasonably be expected to cause the Seller or any of its respective Affiliates to suffer materially adverse regulatory, accounting or tax consequences;

(l) on any day, the aggregate Hedge Notional Amount in effect for that day under all Hedge Transactions is less than 100% of the Capital outstanding on that day;

(m) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of the Seller, the Originator or the Servicer, and such lien shall not have been released within 30 days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Seller, the Originator or the Servicer, and such lien shall not have been released within 10 days;

(n) (i) any Transaction Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Seller, the Originator, the Servicer or Fidelity,
(ii) the Seller, the Originator, the Servicer, Fidelity or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability or (iii) any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a perfected first priority security interest;

(o) aa Change in Control shall have occurred with respect to the Seller;

(p) iif Fidelity is the Servicer, the Tangible Net Worth of Fidelity is less than $8,000,000; or

(q) the failure of Fidelity to pay the Commitment Fee, Program Fee, Backup Servicing Fee or Custodial Fee when due, and such failure is not cured within one Business Day.

then, and in any such event, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such occurrence, the Administrator and MSFC shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.1 Indemnities by the Seller.

         Without limiting any other rights which any Indemnified Person may have under any Transaction Document or under applicable law, the Seller hereby agrees to indemnify and hold harmless each Indemnified Person from and against any and all Indemnified Amounts awarded against or incurred by such Indemnified Party arising out of or as a result of any Transaction Document or the ownership of the Asset Interest or in respect of any Asset or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Person and (b) recourse (except with respect to payment and performance of obligations provided for in this Agreement) for Defaulted Contracts. If the Seller has made any indemnity payment pursuant to this Section 8.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Seller an amount equal to the amount it has collected from others (and does not have to repay to such others) in respect of such Indemnified Amounts. Without limiting the foregoing, the Seller shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:

(i) any Purchased Asset treated as, or represented to be, an Eligible Contract which is not at the applicable time an Eligible Contract;

(ii) reliance on any representation or warranty made or deemed made by the Seller, the Servicer (if the Originator or one of its Affiliates) or any of their respective officers under or in connection with any Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(iii) the failure by the Seller or the Servicer (if the Originator or one of its Affiliates) to comply with any term, provision or covenant contained in any Transaction Document or any agreement executed in connection with any Transaction Document, or with any applicable law, rule or regulation with respect to any Asset, the related Contract, or the nonconformity of any Asset, the related Contract with any such applicable law, rule or regulation;

(iv) the failure to vest and maintain vested in the Administrator or to transfer to the Administrator, an undivided ownership interest in the Assets, together with all Collections, free and clear of any Adverse Claim whether existing at the time of any Purchase or at any time thereafter;

(v) the failure to maintain, as of the close of business on each Business Day prior to the Termination Date, an amount of Capital outstanding which is less than or equal to the lesser of (x) the Purchase Limit on such Business Day or
(y) the Capital Limit on such Business Day;

(vi) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Assets which are, or are purported to be, Pool Assets, whether at the time of any Purchase or at any subsequent time;

(vii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Asset which is, or is purported to be, a Purchased Asset (including, without limitation, a defense based on such Asset or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Asset or the furnishing or failure to furnish such merchandise or services;

(viii) any failure of the Seller or the Servicer (if the Originator or one of its Affiliates) to perform its duties or obligations in accordance with the provisions of the Transaction Documents or any failure by the Originator, the Seller or any Affiliate thereof to perform its respective duties under the Contracts;

(ix) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Asset or Contract;

(x) the failure by Seller to pay when due any Taxes for which the Seller is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Pool Assets;

(xi) any repayment by the Administrator or MSFC of any amount previously distributed in reduction of Capital or payment of Yield or any other amount due hereunder or under any Hedging Agreement, in each case which amount the Administrator or MSFC believes in good faith is required to be repaid;

(xii) the commingling of Collections of Pool Assets at any time with other funds;

(xiii) any investigation, litigation or proceeding related to any Transaction Documents or the use of proceeds of Purchases or reinvestments or the ownership of the Asset Interest or in respect of any Asset or Contract;

(xiv) any failure by the Seller to give reasonably equivalent value to the Originator in consideration for the transfer by the Originator to the Seller of any Assets or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xv) the failure of the Seller, the Originator or any of their respective agents or representatives to remit to the Servicer or the Administrator, Collections of Pool Assets remitted to the Seller or any such agent or representative; or

(xvi) any amounts payable under the Hedge Transactions for any Settlement Period in excess of Interest Collections for such Settlement Period or any failure of the Hedge Transactions to comply at all times with the requirements of Section 5.4, including, without limitation, having a Hedge Notional Amount that complies at all times with Section 5.4(iii).

Any amounts subject to the indemnification provisions of this Section 8.1 shall be paid by the Seller to the Administrator within two Business Days following the Administrator's demand therefor. Notwithstanding the foregoing, if any such amounts are paid pursuant to Section 2.9(b), then the Seller shall immediately deposit the amount so paid into the Collection Account for subsequent distribution in accordance with Section 2.9(b).

         If for any reason the indemnification provided above in this Section
8.1 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, then Servicer shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Person on the one hand and the Seller on the other hand but also the relative fault of such Indemnified Person as well as any other relevant equitable considerations.

         The parties hereto agree that the provisions of Section 8.1 shall not be interpreted to provide recourse to the Seller against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, related Obligor on, any Pool Asset.

                                   ARTICLE IX

                                THE ADMINISTRATOR

         Section 9.1 Authorization and Action.

         MSFC hereby designates and appoints the Administrator as Administrator hereunder, and authorizes the Administrator to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrator by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Administrator shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with MSFC, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrator shall be read into any Transaction Document or otherwise exist for the Administrator. In performing its functions and duties under the Transaction Documents, the Administrator shall act solely as agent for MSFC and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or any of its successors or assigns. The Administrator shall not be required to take any action which exposes the Administrator to personal liability or which is contrary to any Transaction Document or applicable law. The appointment and authority of the Administrator hereunder shall terminate at the indefeasible payment in full of the Aggregate Unpaids.

         Section 9.2 Delegation of Duties.

         The Administrator may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         Section 9.3 Exculpatory Provisions.

         Neither the Administrator nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with the Transaction Documents (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of the Administrator, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to any Person for any recitals, statements, representations or warranties made by the Seller or the Servicer contained in any Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, any Transaction Document for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document or any other document furnished in connection therewith, or for any failure of the Seller or the Servicer to perform its obligations under any Transaction Document, or for the satisfaction of any condition specified in Article III. The Administrator shall not be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Seller or the Servicer. The Administrator shall not be deemed to have knowledge of any Termination Event unless the Administrator has received notice from MSFC, the Seller or the Servicer.

         Section 9.4 Reliance.

         The Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller or the Servicer), independent accountants and other experts selected by the Administrator. The Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document or any other document furnished in connection therewith unless it shall first receive such advice or concurrence of MSFC as it deems appropriate or it shall first be indemnified to its satisfaction by the MSFC, provided that unless and until the Administrator shall have received such advice, the Administrator may take or refrain from taking any action, as the Administrator shall deem advisable and in the best interests of MSFC. The Administrator shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of MSFC and such request and any action taken or failure to act pursuant thereto shall be binding upon MSFC.

         Section 9.5 Non-Reliance on Administrator.

         MSFC expressly acknowledges that neither the Administrator nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrator hereafter taken, including, without limitation, any review of the affairs of the Seller, shall be deemed to constitute any representation or warranty by the Administrator. MSFC represents and warrants to the Administrator that it has and will, independently and without reliance upon the Administrator and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller and made its own decision to enter into the Transaction Documents to which it is a party.

         Section 9.6 Administrator in its Individual Capacities.

         The Administrator and each of its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any party hereto or any Affiliate thereof as though the Administrator were not the Administrator hereunder. With respect to the acquisition of Asset Interests pursuant to this Agreement, the Administrator and its Affiliates shall have the same rights and powers under the Transaction Documents as any assignee of MSFC and may exercise the same as though it were not the Administrator hereunder.

                                    ARTICLE X

                                   ASSIGNMENTS

         Section 10.1 Restrictions on Assignments.

         None of MSFC, the Seller, the Servicer or Fidelity may assign its rights hereunder or any interest herein without the prior written consent of Administrator, and MSFC may not assign its rights hereunder, any Asset Interest to any Person without the prior written consent of the Seller; provided, however, that

(a) MSFC may assign, or grant a security interest in, all or any portion of the Asset Interests to PNC, any Liquidity Bank, any Credit Bank (or any successor of any thereof by merger, consolidation or otherwise) or any Affiliate thereof in connection with a draw under the Liquidity Agreement or a Credit Advance (which may then assign all or any portion thereof so assigned or any interest therein to such party or parties as it may choose); and

(b) MSFC may assign any Asset Interest to any other Person proposed by MSFC and consented to by the Seller (such consent not to be unreasonably withheld). The Administrator shall promptly provide notice of any such assignment to each Rating Agency.

         Within five Business Days after notice to the Seller of any proposed assignment by MSFC for which the Seller's consent is required, the Seller agrees to advise Administrator of its consent or non-consent thereto. If the Seller does not consent to such assignment MSFC may immediately assign the Asset Interest (or portion thereof) that was subject to such proposal to PNC, any Liquidity Bank, any Credit Bank or any Affiliate thereof. Subject to Section 10.2, all of the aforementioned assignments shall be upon such terms and conditions as MSFC and the assignee may mutually agree.

         Section 10.2 Documentation.

         MSFC shall deliver to each assignee an assignment, in such form as MSFC and the related assignee may agree, duly executed by MSFC, assigning any such Asset Interest to the assignee, and MSFC shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee's right, title and interest in and to such Asset Interest, and to enable the assignee to exercise or enforce any rights hereunder.

         Section 10.3 Rights of Assignee.

         Upon the foreclosure of any assignment of any Asset Interests made for security purposes, or upon any other assignment of any Asset Interest from MSFC pursuant to this Article X, the respective assignee receiving such assignment shall have all of the rights of MSFC hereunder with respect to such Asset Interests and all references to MSFC in the Transaction Documents shall be deemed to apply to such assignee, including, without limitation in Sections 6.19 and 8.1.

         Section 10.4 Notice of Assignment.

         MSFC shall provide notice to the Seller of any assignment hereunder by MSFC to any assignee.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1 Amendments and Waivers.

         Except as provided in this Section 11.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Seller, the Administrator and MSFC; provided, however, that no such amendment, waiver or modification affecting the rights or obligations of any Hedge Counterparty, the Backup Servicer or the Collateral Custodian shall be effective as against that Hedge Counterparty, the Backup Servicer and/or the Collateral Custodian, as the case may be, without the written agreement of such Persons; and provided further, however, that no such material amendment shall be effective until both Moody's and S&P have notified the Administrator in writing that such action will not result in a reduction or withdrawal of the rating of any of the MSFC's commercial paper notes. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The Administrator shall provide each of Moody's and S&P with a copy of each amendment to or waiver or consent under this Agreement promptly following the effective date thereof.

         Section 11.2 Notices, Etc.

         All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or in Exhibit D or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answer back, or (c) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article 11 shall not be effective until received with respect to any notice sent by mail or telex.

         Section 11.3 [reserved].


         Section 11.4 No Waiver, Rights and Remedies.

         No failure on the part of the Administrator, the Collateral Custodian, the Backup Servicer or MSFC to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

         Section 11.5 Binding Effect, Benefit of Agreement.

         This Agreement shall be binding upon and inure to the benefit of the Seller, the Servicer, Fidelity, the Administrator, the Backup Servicer, the Collateral Custodian, MSFC and their respective successors and permitted assigns and, in addition, the provisions of Sections 2.7(a) and 2.9(b) shall inure to the benefit of each Hedge Counterparty, the provisions of Sections 2.7(a), 2.9(b), 6.19 and 8.1 shall inure to the benefit of each Indemnified Party and the provisions of Sections 2.7(a), 2.9(b) and 2.14 shall inure to the benefit of each Affected Party.

         Section 11.6 Term of this Agreement.

         This Agreement, including, without limitation, the Seller's obligation to observe its covenants set forth in Article V, and the Servicer's obligation to observe its covenants set forth in Article VI, shall remain in full force and effect until the Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Seller pursuant to Articles III and IV and the indemnification and payment provisions of Articles VI, VIII and IX and the provisions of Section 11.9 and Section 11.10 shall be continuing and shall survive any termination of this Agreement.

         Section 11.7 Governing Law, Consent to Jurisdiction; Waiver of Objection to Venue.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH HEDGE COUNTERPARTY HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH HEDGE COUNTERPARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

         Section 11.8 Waiver of July Trial.

         TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO AND EACH HEDGE COUNTERPARTY HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         Section 11.9 Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted to the Indemnified Parties under Article VIII, the Seller agrees to pay on demand all costs and expenses of the Administrator, the Backup Servicer, the Collateral Custodian and MSFC incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, any Transaction Document and the other documents to be delivered thereunder or in connection therewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrator, the Backup Servicer, the Collateral Custodian and MSFC with respect thereto and with respect to advising the Administrator, the Backup Servicer, the Collateral Custodian and MSFC as to their respective rights and remedies under the Transaction Documents and the other documents to be delivered thereunder or in connection therewith, and all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), incurred by the Administrator, the Backup Servicer, the Collateral Custodian or MSFC in connection with the enforcement of the Transaction Documents and the other documents to be delivered thereunder or in connection therewith.

(b) The Seller shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Transaction Documents, the other documents to be delivered thereunder or any agreement or other document providing liquidity support, credit enhancement or other similar support to MSFC in connection with this Agreement or the funding or maintenance of Purchases hereunder.

(c) The Seller shall pay on demand all other costs, expenses and Taxes (excluding income taxes) incurred by MSFC or the Administrator or any shareholder thereof ("Other Costs"), including, without limitation, all costs and expenses incurred by the Administrator in connection with periodic audits of the Seller's or the Servicer's books and records and the cost of rating MSFC's commercial paper with respect to financing its purchase of Asset Interests hereunder by independent financial rating agencies.

         Section 11.10 No Proceedings.

         Each of the parties hereto and each Hedge Counterparty hereby agrees that it will not institute against, or join any other Person in instituting against MSFC any proceedings of the type referred to in Section 6.8(d) and 6.9(c) so long as any commercial paper issued by MSFC shall be outstanding and there shall not have elapsed one year and one day since the last day on which any such commercial paper shall have been outstanding.

         Section 11.11 Recourse Against Certain Parties.

         No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of MSFC or the Administrator as contained in any Transaction Document or any other agreement, instrument or document entered into by it pursuant thereto or in connection therewith shall be had against any incorporator, affiliate, administrator, stockholder, officer, employee or director of MSFC or the Administrator, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of MSFC and the Administrator contained in the Transaction Documents and all of the other agreements, instruments and documents entered into by it pursuant thereto or in connection therewith are, in each case, solely the respective corporate obligations of MSFC and the Administrator, and that no personal liability whatsoever shall attach to or be incurred by any incorporator, stockholder, affiliate, administrator, officer, employee or director of any Transaction Document or any other of them, under or by reason of any of the obligations, covenants or agreements of MSFC or the Administrator contained in any Transaction Document or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of each incorporator, stockholder, affiliate, administrator, officer, employee or director of MSFC or the Administrator, or any of them, for breaches by MSFC or the Administrator of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this
Section 11.11 shall survive the termination of this Agreement.

         Section 11.12 Protection of Ownership Interests; Intent of Parties; Security Interest.

(a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary or desirable, or that the Administrator may reasonably request, to perfect, protect or more fully evidence the Asset Interests and the undivided ownership interest in the Assets in the Asset Pool represented by such Asset Interests, or to enable the Administrator or MSFC to exercise and enforce their rights and remedies hereunder.

(b) If the Seller or the Servicer fails to perform any of its obligations hereunder after five Business Days' notice from the Administrator, the Administrator or MSFC may (but shall not be required to) perform, or cause performance of, such obligation; and the Administrator's or MSFC's costs and expenses incurred in connection therewith shall be payable by the Seller (if the Servicer that fails to so perform is the Seller or an Affiliate thereof) as provided in Article VIII, as applicable. The Seller irrevocably authorizes the Administrator and appoints the Administrator as its attorney-in-fact to act on behalf of the Seller (i) to execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Administrator's sole discretion to perfect and to maintain the perfection and priority of the interest of the Administrator and MSFC in the Assets, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Assets as a financing statement in such offices as the Administrator in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Administrator and MSFC in the Assets. This appointment is coupled with an interest and is irrevocable.

(c) The parties hereto intend that the conveyance of Asset Interests by the Seller to the Administrator and MSFC shall be treated as sales for all purposes. If, despite such intention, a determination is made that such transactions shall not be treated as sales, then the parties hereto intend that this Agreement constitutes a security agreement and the transactions effected hereby constitute secured loans by MSFC to the Seller under applicable law. For such purpose, the Seller hereby transfers, conveys, assigns and grants to the Administrator a continuing security interest in all Assets, all Collections, all Hedging Agreements and the proceeds of the foregoing to secure the repayment of all Capital, all payments at any time due or accrued in respect of the Yield on any Asset Interest and all other payments at any time due (whether accrued or due) by the Seller hereunder (including without limit any amount owing under Article VIII hereof), under any Hedging Agreement (including, without limitation, payments in respect of the termination of any such Hedging Agreement) or under any Fee Letter.

         Section 11.13 Confidentiality.

(a) Each of the Administrator, MSFC, the Servicer, the Collateral Custodian, the Backup Servicer and the Seller shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and all information with respect to the other parties, including all information regarding the business of the Seller and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, attorneys, investors, potential investors and the agents of such Persons ("Excepted Persons"), provided, however, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrator, MSFC, the Servicer, the Collateral Custodian, the Backup Services and the Seller that such information shall be used solely in connection with such Excepted Person's evaluation of, or relationship with, the Seller and its affiliates, (ii) disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as is required by an applicable law or an order of an judicial or administrative proceeding and
(iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents or any Hedging Agreement for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents or any Hedging Agreement. It is understood that the financial terms that may not be disclosed except in compliance with this Section 11.13(a) include, without limitation, all fees and other pricing terms and all Termination Events, Servicer Defaults, and priority of payment provisions.

(b) Anything herein to the contrary notwithstanding, the Seller and the Servicer each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrator, the Liquidity Banks, the Credit Banks, the Collateral Custodian, the Backup Servicer or MSFC by each other, (ii) by the Administrator, MSFC, the Liquidity Banks or the Credit Banks to any prospective or actual assignee or participant of any of them or (iii) by the Administrator, MSFC, the Liquidity Banks or the Credit Banks to any Rating Agency, Commercial Paper Note dealer or provider of a surety, guaranty or credit or liquidity enhancement to MSFC and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, any such nonpublic information may be disclosed as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Administrator's, MSFC's, the Liquidity Banks', the Credit Banks', the Collateral Custodian's or Backup Servicer's business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrator, MSFC, the Liquidity Banks, the Credit Banks, the Collateral Custodian or Backup Servicer or an affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by the Seller or Servicer or (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Administrator, MSFC, the Liquidity Banks, the Credit Banks, the Collateral Custodian or Backup Servicer having a need to know the same, provided that the Administrator, MSFC, the Liquidity Banks, the Credit Banks, the Collateral Custodian or Backup Servicer advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Seller or Servicer.

         Section 11.14 Execution in Counterparts, Severability, Integration.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



THE SELLER:                                    FIDELITY LEASING SPC II, INC.


                                               By
                                                  Title:



THE SERVICER:                                  FIDELITY LEASING, INC.


                                               By
                                                  Title:



 MSFC:                                         MARKET STREET FUNDING
                                               CORPORATION


                                               By
                                                 Title:

                                               Market Street Funding Corporation
                                               c/o AMACAR Group, L.L.C.
                                               6707-D Fairview Road
                                               Charlotte, NC 28210
                                               Attention: Douglas K. Johnson
                                               Facsimile No.: (704) 365-1362


                                               with a copy to:

                                               PNC BANK, NATIONAL
ASSOCIATION
                                               One PNC Plaza
                                               249 Fifth Avenue
                                               Pittsburgh, PA 15222
                                               Attention: John T. Smathers
                                               Facsimile No.: (412) 762-9184

THE ADMINISTRATOR:                    PNC BANK, NATIONAL
                                      ASSOCIATION


                                      By
                                         Title:

                                      PNC Bank, National Association
                                      One PNC Plaza
                                      249 Fifth Avenue
                                      Pittsburgh, PA 15222
                                      Attention: John T. Smathers
                                      Facsimile No.: (412) 762-9184


THE COLLATERAL CUSTODIAN:             HARRIS TRUST AND SAVINGS
                                      BANK,
                                      as Collateral Custodian


                                      By
                                         Title:

                                      Harris Trust and Savings Bank
                                      311 West Monroe Street, 12th Floor
                                      Chicago, Illinois 60606
                                      Attention:  Indenture Trust Administration
                                      Facsimile:  (312) 461-3525
                                      Telephone:  (312) 461-2532



THE BACKUP SERVICER:                  HARRIS TRUST AND SAVINGS
                                      BANK,
                                      as Backup Servicer


                                      By
                                         Title:

                                      Harris Trust and Savings Bank
                                      311 West Monroe Street, 12th Floor
                                      Chicago, Illinois 60606
                                      Attention:  Indenture Trust Administration
                                      Facsimile:  (312) 461-3525
                                      Telephone:  (312) 461-2532



FIDELITY LEASING, INC.:            FIDELITY LEASING, INC.


                                      By
                                         Title:

                             EXHIBITS AND SCHEDULES
                                       TO
                         RECEIVABLES PURCHASE AGREEMENT

                                                                      SCHEDULE I


                          CONDITION PRECEDENT DOCUMENTS

As required by Section 3.1 of the Agreement, each of the following items must be delivered to the Administrator prior to the date of the initial Purchase:

         A copy of this Agreement duly executed by the Seller and the Servicer;

         A copy of the Purchase and Sale Agreement duly executed by the Fidelity and the Seller;

         A copy of the Hedge Agreement duly executed by the Seller and PNC;

         A copy of the Fee Letter duly executed by Fidelity and the Seller;

         A copy of the Backup Servicer/Collateral Custodian Fee Letter duly executed by Fidelity, the Backup Servicer and the Collateral Custodian;

         A copy of the Interest Rate/Commitment Fee Settlement Agreement duly executed by Fidelity;

         Certificates of the Secretary or Assistant Secretary of each of the Seller and of the Servicer, each dated the date of this Agreement, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign this Agreement and the other documents to be delivered by it hereunder (on which certificate the Administrator and MSFC may conclusively rely until such time as the Administrator shall receive from the Seller or the Servicer, as the case may be, a revised certificate meeting the requirements of this paragraph (b), (ii) that the copy of the certificate of incorporation of such Person attached thereto is a complete and correct copy and that such certificate of incorporation has not been amended, modified or supplemented and is in full force and effect, (iii) that the copy of the bylaws of such Person attached thereto is a complete and correct copy and that such by-laws have not been amended, modified or supplemented and are in full force and effect, and (iv) the resolutions of such Person's board of directors approving and authorizing the execution, delivery and performance by such Person of this Agreement and the documents related thereto;

         Good standing certificate for the Seller issued by the Secretary of State of Delaware;

         Good standing certificate for the Servicer issued by the Commonwealth of Pennsylvania;

         Acknowledgment copies of proper financing statements (the "Facility Financing Statement"), dated a date reasonably near to the date of the initial Purchase, describing the Assets and naming the Seller as debtor and the Administrator as secured party, or other, similar instruments or documents, as may be necessary or, in the opinion of the Administrator, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Administrator's interests in all Assets;

         Acknowledgment copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Assets previously granted by the Seller;

         Certified copies of requests for information or copies (or a similar search report certified by a party acceptable to the Administrator), dated a date reasonably near to the date of the initial Purchase, listing all effective financing statements which name the Seller (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which the financing statements referred to in clause (d) above were filed, together with copies of such financing statements (none of which, other than the financing statements referred to in clause (d) above, shall cover any Assets or Contracts);

         Opinions of Morgan, Lewis & Bockius, special counsel to Fidelity and the Seller, relating to the effect that:

                  (1) The Seller is a corporation organized, existing and in good standing under the laws of its jurisdiction of organization, with corporate power and authority to own its properties and conduct its business as currently conducted; and the Seller is qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

                  (2) The Seller has or had at all relevant times full power, authority and legal right to exercise, deliver and perform its obligations under the Transaction Documents; and has or had at all relevant times full power, authority and legal right to acquire, own and transfer the Assets and the other property transferred by it to the Administrator pursuant to this Agreement;

                  (3) Each of the Transaction Documents to which the Seller is a party have been duly authorized, executed and delivered by the Seller and is a valid and binding agreement, enforceable against the Seller in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (C) the qualification that certain remedial provisions of this Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of this Agreement, and this Agreement, together with applicable law, contains adequate remedial provisions for the practical realization of the benefits of the security created thereby;

                  (4) The grant of the security interest in the Assets by the Seller to the Administrator pursuant to this Agreement, the compliance by the Seller with all of the provisions of, and the consummation of the transactions contemplated in, the Transaction Documents will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller is subject, (B) result in any violation of the provisions of any order known to such counsel of any court or governmental agency or body having jurisdiction over the Seller or any of its properties or (C) result in any violation of the provisions of the charter or the by-laws of the Seller or any statute or any rule or regulation of any governmental agency or body having jurisdiction over the Seller or any of its properties;

                  (5) No authorization, approval, consent or order of, or filing with, any court or governmental authority or agency is required by the Seller in connection with the consummation of the transactions contemplated in the Transaction Documents, except such as have been obtained;

                  (6) To the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened (A) asserting the invalidity of any Transaction Document, (B) seeking to prevent the consummation by the Seller of any of the transactions contemplated by any Transaction Document or (C) which might materially and adversely affect the performance by the Seller of its obligations under any Transaction Document;

                  (7) The provisions of this Agreement are effective to create a valid security interest in the Assets in favor of the Administrator on behalf of MSFC and such security interest is perfected and prior to all other creditors of and purchasers from the Seller;

                  (8) The Seller is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended;

                  (9) Fidelity is a corporation organized, existing and in good standing under the laws of its jurisdiction of organization, with corporate power and authority to own its properties and conduct its business as currently conducted; and Fidelity is qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

                  (10) Fidelity has or had at all relevant times full power, authority and legal right to exercise, deliver and perform its obligations under the Transaction Documents; and has or had at all relevant times full power, authority and legal right to acquire, own and transfer the Assets and the other property transferred by it to the Seller pursuant to the Purchase Agreement;

                  (11) Each of the Transaction Documents to which Fidelity is a party have been duly authorized, executed and delivered by Fidelity and is a valid and binding agreement, enforceable against Fidelity in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (C) the qualification that certain remedial provisions of the Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Agreement, and the Agreement, together with applicable law, contains adequate remedial provisions for the practical realization of the benefits of the security created thereby;

                  (12) The grant of the security interest in the Assets by Fidelity to the Seller pursuant to the Purchase Agreement, the compliance by Fidelity with all of the provisions of, and the consummation of the transactions contemplated in, the Transaction Documents will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which Fidelity is a party or by which Fidelity is bound or to which any of the property or assets of Fidelity is subject, (B) result in any violation of the provisions of any order known to such counsel of any court or governmental agency or body having jurisdiction over Fidelity or any of its properties or
                  (C) result in any violation of the provisions of the charter or the by-laws of Fidelity or any statute or any rule or regulation of any governmental agency or body having jurisdiction over Fidelity or any of its properties;

                  (13) No authorization, approval, consent or order of, or filing with, any court or governmental authority or agency is required by Fidelity in connection with the consummation of the transactions contemplated in the Transaction Documents, except such as have been obtained;

                  (14) To the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened (A) asserting the invalidity of any Transaction Document, (B) seeking to prevent the consummation by Fidelity of any of the transactions contemplated by any Transaction Document or (C) which might materially and adversely affect the performance by Fidelity of its obligations under any Transaction Document;

                  (15) The provisions of the Purchase Agreement are effective to create a valid security interest in the Assets in favor of the Seller and such security interest is perfected and prior to all other creditors of and purchasers from Fidelity; and

                  (16) Such other matters as the Administrator may reasonably request, including without limitation, the "true sale" of the Assets from Fidelity to the Seller and the "non-consolidation" of the Seller with Fidelity;

Written confirmation from both Moody's and S&P that the purchase by MSFC of any Asset Interest hereunder will not cause either such rating agency to reduce its rating of the Commercial Paper Notes below A-1, in the case of S&P and P-1, in the case of Moody's; and

Such other agreements, documents, opinions and certificates as the Administrator shall reasonably request.

                                                                     SCHEDULE II


                       LOCKBOX BANKS AND LOCKBOX ACCOUNTS


First Union National Bank
1339 Chestnut Street, 11th Floor
Philadelphia, PA 19101
Account Number #2014134816280

                                                                    SCHEDULE III


           TRADENAMES, FICTITIOUS NAMES AND "DOING BUSINESS AS" NAMES


None.

                                                                     SCHEDULE IV


                           LOCATION OF CONTRACT FILES



Harris Trust and Savings Bank
111 West Monroe Street
Level B-2
Chicago, IL 60603

                                                                      SCHEDULE V


                                LIST OF CONTRACTS

                                                                       EXHIBIT A


                             FORM OF PURCHASE NOTICE

         I, ____________________________________, ___________________________ of
Fidelity Leasing SPC II Inc., (the "Seller"), hereby certify that, with respect to that certain Receivables Purchase Agreement (the "Agreement"), dated as of December 29, 1998, by and among Fidelity Leasing SPC II, Inc., as seller (the "Seller"), Fidelity Leasing, Inc. in its individual capacity and as servicer (the "Servicer"), Market Street Funding Corporation ("MSFC"), PNC Bank, National Association, as the administrator (the "Administrator"), and Harris Trust and Savings Bank, as collateral custodian (the "Collateral Custodian") and as backup servicer (the "Backup Servicer"), as amended from time to time.

         The Seller hereby requests that a Purchase or Incremental Purchase or Incremental Purchase be made in accordance of the following terms:

         (a) The aggregate amount of such Purchase or Incremental Purchase shall be __________________________.*

         (b) The date of such Purchase or Incremental Purchase or Incremental Purchase shall be __________________.**

         (c) The aggregate outstanding Capital after such Purchase shall be $______________.

         The representations and warranties contained in Sections 5.1 and 5.2 of the Agreement are true and correct as though made on the date thereof.

         No event has occurred and is continuing, or would result from any Purchase or Incremental Purchase occurring on the date hereof, which constitutes a Termination Event.

         As of the date hereof, the aggregate outstanding Capital (after giving effect to any Purchase or Incremental Purchase occurring on the date hereof) does not exceed the lesser of (x) the Purchase Limit or (y) the Capital Limit. For purposes hereof, Purchase Limit and Capital Limit have been recalculated based upon amounts and percentages as of the date hereof.

         On and as of such day, the Seller and the Servicer has each performed in all material respects all of the agreements contained in the Agreement to be performed by such Person at or prior to such day.
____________________________

*    Each Purchase or Incremental Purchase shall be in an amount as defined in
     Section 2.2 of the Agreement.
** [At least one Business Day's notice is required by the Seller or if the Yield to accrue with respect to such Purchase of Incremental Purchase is computed by reference to the Eurodollar Rate, at least three Business Day's notice by the Seller.]

         No law, rule or regulation prohibits, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality prohibits or enjoins, the making of any Purchase or Incremental Purchase occurring on the date hereof.


                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be duly executed this ____ day of _________________, _____.




                                                   FIDELITY LEASING SPC II, INC.
                                                   as Seller


                                                   By:

                                                                       EXHIBIT B



                             FORM OF LOCK-BOX NOTICE

                                                                           , 199


[Name and Address of Lock-Box Bank]


           Re:  [Seller]
                Lock-Box No.
                Lock-Box Account No.

Ladies and Gentlemen:

         [Seller] (the "Assignor") hereby notifies you that in connection with certain transactions involving the Assignor's accounts receivables, the Assignor will transfer exclusive ownership and control of its lock-box number ___________ (the "Lock-Box") and the corresponding lock-box account no. ____________ maintained with you (the "Lock-Box Account") to PNC Bank, National Association, as administrator (the "Agent"). These transfers will become effective upon your receipt of a notice of effectiveness, substantially in the form attached hereto as Attachment 1 (the "Notice of Effectiveness"), which shall be delivered via facsimile transmission to your attention.

         In connection with the foregoing, the Assignor and the Agent hereby instruct you, beginning on the date of receipt of the Notice of Effectiveness:
(i) to collect the monies, checks, instruments and other items of payment mailed to the Lock-Box, (ii) to deposit into the Lock-Box Account all such monies, checks, instruments and other items of payment (unless otherwise instructed by the Agent) and (iii) to transfer all funds deposited and collected in the Lock-Box Account pursuant to instructions given to you by the Agent from time to time.

         You are hereby further instructed: (i) that unless and until the Agent notifies you to the contrary, you shall make such transfers from the Lock-Box Account at such times and in such manner as the Assignor, in its capacity as servicer for the Agent, shall from time to time instruct to the extent such instructions are not inconsistent with the instructions set forth herein, and
(ii) to permit the Assignor (in its capacity as servicer for the Agent) and the Agent to obtain upon request any information relating to the Lock-Box Account, including, without limitation, any information regarding the balance or activity of the Lock-Box Account.

         The Assignor also hereby notifies you that, beginning on the date of receipt by facsimile of the Notice of Effectiveness from the Agent, notwithstanding anything herein or elsewhere to the contrary, the Agent shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lock-Box and the Lock-Box Account, including, without limitation, the right to specify when payments are to be made out of or in connection with the

         Lock-Box and the Lock-Box Account. The Agent acts as agent for persons having a continuing interest in all of the checks and their proceeds and all monies and earnings, if any, thereon in the Lock-Box Account, and you shall be the Agent's agent for the purpose of holding and collecting such property. The monies, checks, instruments and other items of payment mailed to the Lock-Box and the funds deposited into the Lock-Box Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Agent (except that you may set off (i) all amounts due to you in respect of your customary fees and expenses for the routine maintenance and operation of the Lock-Box Account, and (ii) the face amount of any checks returned unpaid because of uncollected or insufficient funds).

         This Agreement may not be terminated at any time by the Assignor or you, without the prior written consent of the Agent. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally but only by an instrument in writing signed by the Agent and the Assignor.

         You shall not assign or transfer your rights or obligations hereunder (other than to the Agent) without the prior written consent of the Agent and the Assignor. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, each of the parties hereto and their respective successors and assigns.

         You hereby represent that the person signing this Agreement on your behalf is duly authorized by you to so sign.

         You agree to give the Agent and the Assignor prompt notice if the Lock-Box or the Lock-Box Account becomes subject to any writ, judgment, warrant of attachment, execution or similar process.

         Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be (a) personally served, (b) sent by courier service, (c) telecopied or (d) sent by United States mail and shall be deemed to have been given when (a) delivered in person, (b) delivered by courier service, (c) upon receipt of the telecopy or (d) three Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed), provided, however, that notices to the Agent hereunder shall not be effective until actually received by the Agent. For the purposes hereof, (i) the addresses of the parties hereto shall be as set forth below each party's name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other party and the Agent, and (ii) the address of the Agent shall be PNC Bank, National Association, [Address], [Attn.: __________] at such other address as may be designated by the Agent in a written notice to each of the parties hereto.

         Please agree to the terms of, and acknowledge receipt of, this Agreement by signing in the space provided below.

                                                        Very truly yours,

                                                        FIDELITY LEASING, INC.


                                                        By:
                                                            Name:
                                                            Title:


                                                        [Address]
                                                        [Attention:]
                                                        Telecopy #:


ACKNOWLEDGED AND AGREED:
[Name of Lock-Box Bank]

By:
     Name:
     Title:
Date:

[Address]
[Attention:]

                                                                    ATTACHMENT 1
                                                      LOCK-BOX ACCOUNT AGREEMENT



VIA FACSIMILE TRANSMISSION
--------------------------

TO:                    [Name of Lock-Box Bank]
DATED:                 [Date]
ATTENTION:

                  Re:  Lock-Box No.
                       Lock-Box Account No.

Gentlemen:

                  Pursuant to the Lock-Box Agreement between Fidelity Leasing, Inc. and you, dated as of _______ (the "Agreement"), we hereby give you notice that the transfers of the above-referenced Lock-Box and the Lock-Box Account, as described in the Agreement, are effective as of the date hereof. You are hereby instructed to comply immediately with the instructions set forth in the Agreement and, until we notify you to the contrary, to transfer all funds deposited and collected in the Lock-Box Account to account number ______________ at ____________________________.


                                                             PNC BANK, NATIONAL
                                                             ASSOCIATION


                                                            By
                                                                Title:



ACKNOWLEDGED AND AGREED:
[Name of Lock-Box Bank]

By:
     Name:
     Title:
Date:

[Address]
[Attention:]
Telecopy #:

                                                                       EXHIBIT C


                          "LIMITED PURPOSE" PROVISIONS
                                    Attached.
                                    --------

                                                                       EXHIBIT D


                              Addresses for Notice
                              --------------------

The Seller:
----------

Fidelity Leasing SPC II, Inc.
1255 Wrights Lane
West Chester, PA 19380
Attention: David H. English
Telephone: (610) 719-4500
Facsimile: (610) 719-4515

The Servicer:
------------

Fidelity Leasing, Inc.
1255 Wrights Lane
West Chester, PA 19380
Attention: David H. English
Telephone: (610) 719-4500
Facsimile: (610) 719-4515

                                                                       EXHIBIT E


                             FORM OF MONTHLY REPORT


                                 [see attached]

                                                                       EXHIBIT F


                         FORM OF SERVICER'S CERTIFICATE



This Servicer's Certificate is delivered pursuant to the provisions of Section
6.13 of the Receivables Purchase Agreement dated as of December 29, 1998 among Fidelity Leasing SPC II, Inc., as Seller, Fidelity Leasing, Inc., as Servicer, Market Street Funding Corporation, PNC Bank, National Association, as Administrator, and Harris Trust and Savings Bank, as Collateral Custodian and as Backup Servicer (hereinafter, as such agreement may have been, or may from time to time be amended, supplemented or otherwise modified, the "Receivables Purchase Agreement"). This Servicer's Certificate relates to applicable Monthly Period (the "Monthly Period") and relating to applicable Settlement Date, (the "Settlement Date") and the Monthly Report for such Monthly Period, which Monthly Report is set forth on attached Schedule A.

                  A. Capitalized terms used and not otherwise defined herein have the meanings assigned them in the Receivables Purchase Agreement referred to above. References hereto to certain subsections are referenced to the respective subsections of the Receivables Purchase Agreement.

                  B. The Servicer is the Servicer under the Receivables Purchase Agreement.

                  C. The undersigned hereby certifies to the Administrator and MSFC that all of the foregoing information set forth on attached Schedule A is true and accurate in all material respects of the date hereof.

IN WITNESS WHEREOF, the undersigned has caused this Servicer's Certificate to be duly executed this ____ day of ___________, 19__.

                                                         FIDELITY LEASING, INC.,
                                                         as Servicer


                                                         By:

                                                                       EXHIBIT G


                          FORM OF PURCHASE CERTIFICATE

         PURCHASE CERTIFICATE, dated as of ___________________, 199_ by FIDELITY LEASING SPC II, INC. (the "Seller") in favor of PNC BANK, NATIONAL ASSOCIATION, as Administrator (the "Administrator").

         1. Reference is made to the Receivables Purchase Agreement dated as of December 29, 1998 (the "Agreement") among Fidelity Leasing SPC II, Inc., as the Seller, Fidelity Leasing, Inc., as the Servicer, Market Street Funding Corporation ("MSFC"), PNC Bank, National Association, as Administrator, and Harris Trust and Savings Bank, as the Collateral Custodian and as the Backup Servicer. All capitalized terms shall have the meanings set forth in the Agreement.

         2. The Seller does hereby sell, transfer, assign, set over and convey to the Administrator, all right, title and interest of the Seller in and to the Assets listed on Schedule I hereto (each, a "Sold Asset").

         3. The Seller does hereby make the representations and warranties referred to in Sections 4.1 and 4.2 of the Agreement with respect to each Sold Asset with full force and effect as if fully set forth herein.

         IN WITNESS WHEREOF, the Seller has caused this Purchase Certificate to be executed by one of its officers thereunto duly authorized, as of the date first above written.

                                                   FIDELITY LEASING SPC II, INC.


                                                   By
                                                     Name:
                                                     Title:

                                                                       EXHIBIT H


                             FORM OF HEDGE AGREEMENT


                                 [see attached]